SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2)).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Somanetics Corporations

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1653 East Maple Road
Troy, Michigan 48083-4208
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 22, 2001

To the Shareholders of Somanetics Corporation:

      THIS IS OUR NOTICE TO YOU that the annual meeting of shareholders of Somanetics Corporation will be held at the Sterling Inn Banquet & Conference Center, 34911 Van Dyke, Sterling Heights, Michigan 48312, at 10:00 a.m. eastern standard time on Tuesday, February 22, 2001 for the following purposes:

1.	To select two directors, each to serve until the 2004 annual meeting of shareholders and until his successor is elected and qualified.

2.	To consider and act upon a proposal to approve an amendment to the Somanetics Corporation 1997 Stock Option Plan to increase the number of common shares reserved for issuance pursuant to the exercise of options granted under the 1997 Plan by 325,000 shares, from 1,335,000 to 1,660,000 shares.

3.	To consider and act upon a proposal to approve (1) our issuance and sale, from time to time, of up to 3,000,000 common shares (including the 714,484 common shares already issued) for a cash price between 86% and 90% of the then current average market price of our common shares in a private placement to Kingsbridge Capital Limited that may not exceed an aggregate of $15 million pursuant to the Private Equity Line Agreement dated March 6, 2000; while the actual number of common shares issuable under this arrangement will depend on the market price of our common shares from time to time and cannot be determined at this time, we will not issue more than an aggregate of 3,000,000 common shares pursuant to this arrangement without obtaining further shareholder approval, (2) our issuance and sale of a warrant to purchase up to 200,000 common shares to Kingsbridge, and (3) our issuance and sale of the common shares subject to the warrant if it is exercised, all pursuant to Nasdaq Rule 4310(c)(25)(H).

4.	To consider and act upon a proposal to approve our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised, pursuant to the License Agreement, dated as of June 2, 2000, all pursuant to Nasdaq Rule 4310(c)(25)(H). Even if shareholders approve the issuance and sale of these warrants and common shares, warrants to purchase 2,100,000 of the shares will not be issued until we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States, and these warrants will become exercisable based on our cumulative net sales of the CorRestore™patch products.

5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

      Only shareholders of record on January 8, 2001 will be entitled to notice of the meeting or any adjournment of the meeting and to vote at the meeting or any adjournment of the meeting.

      All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it as promptly as possible to ensure your representation at the meeting. A return postage-prepaid envelope is enclosed for that purpose. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

      Your attention is called to the attached proxy statement and the accompanying proxy. A copy of our annual report for the fiscal year ended November 30, 2000 accompanies this notice.

By order of the Board of Directors Bruce J. Barrett President and Chief Executive Officer

Troy, Michigan
January 18, 2001

SOMANETICS CORPORATION
1653 East Maple Road
Troy, Michigan 48083-4208

PROXY STATEMENT

Annual Meeting of Shareholders
February 22, 2001

General Information

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Somanetics Corporation. The proxies are being solicited for use at the 2001 annual meeting of shareholders to be held at the Sterling Inn Banquet & Conference Center, 34911 Van Dyke, Sterling Heights, Michigan 48312, at 10:00 a.m. eastern standard time on Tuesday, February 22, 2001, and at any adjournment of that meeting. The 2001 annual meeting of shareholders is being held for the purposes described in the notice of annual meeting of shareholders on the prior page. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about January 18, 2001.

Solicitation

      We will bear the entire cost of soliciting proxies in the enclosed form, including the costs of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional information we furnish to shareholders. We may supplement our solicitation of proxies by mail with telephone, telegraph or personal solicitation by our directors, officers or other regular employees. We will not pay any additional compensation to our directors, officers or other regular employees for these services. We have also engaged Georgeson Shareholder Communications Inc. to solicit proxies by mail or telephone or in person, at an expected cost to us of approximately $6,500 plus reasonable out-of-pocket expenses. We will request that brokers, nominees and other similar record holders forward soliciting material, and we will reimburse them upon request for their out-of-pocket expenses.

Voting Securities and Principal Holders

Voting Rights and Outstanding Shares

      Only shareholders of record at the close of business on January 8, 2001 will be entitled to notice of the annual meeting or any adjournment of the meeting and to vote at the annual meeting or any adjournment of the meeting. As of the close of business on January 8, 2001, we had 6,750,081 outstanding common shares, $0.01 par value, the only class of our stock outstanding and entitled to vote.

      Each common share is entitled to one vote on each matter submitted for a vote at the meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding common shares entitled to vote, or 3,318,544 shares, is necessary to constitute a quorum for the transaction of business at the meeting or any adjournment of the meeting.

Revocability of Proxies

      A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to our Secretary or by executing and delivering to our Secretary a later dated proxy. A shareholder’s attendance at the meeting will not have the effect of revoking any proxy given by that shareholder unless the shareholder gives written notice of revocation to our Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Investor Relations Department.

      Valid proxies in the enclosed form that are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below, FOR the proposed increase in the number of common shares reserved for issuance pursuant to the exercise of options granted under the 1997 Stock Option Plan, FOR approval of our issuance and sale, from time to time, of common shares for a cash price between 86% and 90% of the then current average market price of our common shares, up to an aggregate of $15 million, in a private placement to Kingsbridge Capital Limited pursuant to the Private Equity Line Agreement, our issuance and sale of a warrant to purchase up to 200,000 common shares to Kingsbridge, and our issuance and sale of the common shares subject to the warrant if it is exercised, and FOR approval of our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised.

Principal Holders of Our Voting Securities

      The following table contains information with respect to the beneficial ownership of our common shares as of January 8, 2001 by each person known by us to beneficially own more than 5% of our common shares, our only outstanding class of voting shares:

			Percentage of
	Amount and Nature of		Common Shares
Name and Address of Beneficial Owner	Beneficial Ownership		Owned (1)

Bruce J. Barrett	519,025	(2)	7.3%

1653 East Maple Road

Troy, Michigan 48083-4208

A. Brean Murray 570 Lexington Avenue New York, New York 10022-6822	359,906	(3)	5.2%

(1)	Based on 6,750,081 common shares outstanding as of January 8, 2001.

(2)	Includes 371,533 common shares that Mr. Barrett has the right to acquire within 60 days of January 8, 2001 and 500 common shares owned by his wife.

(3)	Includes (1) 30,000 common shares owned by A. Brean Murray, (2) 80,290 common shares owned by Brean Murray & Co., Inc., an investment banking company that is a wholly-owned subsidiary of BMI Holding Co.;

A. Brean Murray owns 65.19% of the outstanding voting stock of BMI Holding Co. and his wife owns 17.78% of the outstanding voting stock of BMI Holding Co., (3) 30,000 common shares owned by the Brean Murray & Co., Inc. Profit Sharing Trust, (4) 115,616 common shares that A. Brean Murray has the right to acquire within 60 days of January 8, 2001 upon the exercise of warrants originally granted to Brean Murray & Co., Inc. in connection with its underwriting of a public offering of our securities in June 1997, and (5) 104,000 additional common shares that A. Brean Murray has the right to acquire within 60 days of January 8, 2001 upon the exercise of options granted to A. Brean Murray by us in connection with his service as one of our directors.

I. ELECTION OF DIRECTORS

      Our Board of Directors proposes that the two persons named below as “nominees for election as directors for a three-year term” be elected as our directors, each to hold office until the annual meeting of shareholders to be held in 2004 and until his successor is elected and qualified. Mr. Barrett was last elected as a director at the 1998 annual meeting of shareholders on March 17, 1998, and Mr. Murray was elected as a director by the Board of Directors on June 2, 1999 to fill a newly-created vacancy in the Board of Directors. If a quorum is present, the two nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominees listed below unless the person giving the proxy withholds authority to vote for these nominees. The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person.

      The following information is furnished as of January 8, 2001 with respect to our nominees for election as directors, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

				Amount and	Percentage
				Nature of	of
			Position and Offices	Common Shares	Common	Term
	Director		With Us and Other	Beneficially	Shares	to
Name	Since	Age	Principal Occupation	Owned	Owned(1)	Expire

NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM

Bruce J. Barrett	6/94	41	President, Chief Executive	519,025 (2)	7.3%	2004

Officer and a Director

A. Brean Murray	6/99	63	Director and Chairman of	359,906 (3)	5.2%	2004

Brean Murray & Co., Inc.

DIRECTORS CONTINUING IN OFFICE

				Amount and		Percentage
				Nature of		of
			Position and Offices	Common Shares		Common	Term
	Director		With Us and Other	Beneficially		Shares	to
Name	Since	Age	Principal Occupation	Owned		Owned(1)	Expire

Daniel S. Follis	4/89	63	Director and President of Verschuren & Follis, Inc.	34,931	(4)	*	2002

Dr. James I. Ausman	6/94	63	Director and Professor and Head of the Department of Neurosurgery at the University of Illinois at Chicago	26,285	(5)	*	2002

H. Raymond Wallace	6/94	65	Chairman of the Board	23,111	(6)	*	2003

Robert R. Henry	2/98	60	Director and President of Robert R. Henry & Co., Inc.	164,000	(7)	2.4%	2003

OTHER EXECUTIVE OFFICERS

Richard S. Scheuing				61,942	(8)	*

Mary Ann Victor				34,350	(9)	*

Ronald A. Widman				50,580	(10)	*

Pamela A. Winters				56,167	(11)	*

All directors and executive officers as a group (11 persons)				1,345,897	(12)	17.7%

*	Less than 1%

(1)	Based on 6,750,081 common shares outstanding as of January 8, 2001.

(2)	Includes 371,533 common shares that Mr. Barrett has the right to acquire within 60 days of January 8, 2001 and 500 common shares owned by his wife.

(3)	Includes (1) 30,000 common shares owned by A. Brean Murray, (2) 80,290 common shares owned by Brean Murray & Co., Inc., an investment banking company that is a wholly-owned subsidiary of BMI Holding Co.; A. Brean Murray owns 65.19% of the outstanding voting stock of BMI Holding Co. and his wife owns 17.78% of the outstanding voting stock of BMI Holding Co., (3) 30,000 common shares owned by the Brean Murray & Co., Inc. Profit Sharing Trust, (4) 115,616 common shares that A. Brean Murray has the right to acquire within 60 days of January 8, 2001 upon the exercise of warrants originally granted to Brean Murray & Co., Inc. in connection with its underwriting of a public offering of our securities in June 1997, and (5) 104,000 additional common shares that A. Brean Murray has the right to acquire within 60 days of January 8, 2001 upon the exercise of options granted to A. Brean Murray by us in connection with his service as one of our directors.

(4)	Includes 13,500 common shares that Mr. Follis has the right to acquire within 60 days of January 8, 2001. The 34,931 common shares shown above as beneficially owned by Mr. Follis include 8,820 common shares owned by The Infinity Fund, a limited partnership in which Mr. Follis is a 6.068% limited partner and a 50% general partner and which is administered by Verschuren & Follis, Inc., a corporation in which Mr. Follis is a 50% shareholder, a director and the President.

(5)	Includes 13,511 common shares that Dr. Ausman has the right to acquire within 60 days of January 8, 2001, 9,744 common shares owned jointly with his wife, and 3,030 shares held in an individual retirement account over which Dr. Ausman exercises sole voting and investment control.

(6)	Includes 11,511 common shares that Mr. Wallace has the right to acquire within 60 days of January 8, 2001 and 1,000 shares held in a living trust; Mr. Wallace has sole voting and dispositive power over the shares held in the trust.

(7)	Includes 4,000 common shares that Mr. Henry has the right to acquire within 60 days of January 8, 2001.

(8)	Includes 61,942 common shares that Mr. Scheuing has the right to acquire within 60 days of January 8, 2001.

(9)	Includes 29,250 common shares that Ms. Victor has the right to acquire within 60 days of January 8, 2001, 3,100 common shares held by Ms. Victor’s husband jointly with his mother, and 2,000 common shares owned by Ms. Victor’s husband.

(10)	Includes 50,580 common shares that Mr. Widman has the right to acquire within 60 days of January 8, 2001.

(11)	Includes 56,167 common shares that Ms. Winters has the right to acquire within 60 days of January 8, 2001.

(12)	Includes 840,210 common shares that all executive officers and directors as a group have the right to acquire within 60 days of January 8, 2001.

Biographical Information

      The following is a brief account of the business experience during the past five years of each nominee for our Board of Directors and of each of our directors whose term of office will continue after the meeting:

      Bruce J. Barrett. Mr. Barrett has served as our President and Chief Executive Officer and as one of our directors since June 1994. Mr. Barrett previously served, from June 1993 until May 1994, as the Director, Hospital Products Division for Abbott Laboratories, Ltd., a health care equipment manufacturer and distributor, and from September 1989 until May 1993 as the Director, Sales and Marketing for Abbott Critical Care Systems, a division of Abbott Laboratories, Inc., a health care equipment manufacturer and distributor. While at Abbott Critical Care Systems, Mr. Barrett managed Abbott’s invasive oximetry products for approximately four years. From September 1981 until June 1987, he served as the group product manager of hemodynamic monitoring products of Baxter-Edwards Critical Care, an affiliate of Baxter International, Inc., another health care equipment manufacturer and distributor. Mr. Barrett received a B.S. degree in marketing from Indiana State University and an M.B.A. degree from Arizona State University. Mr. Barrett is a party to an employment agreement with us pursuant to which he is required to be elected to the offices he currently holds.

      A. Brean Murray. Mr. Murray has served as one of our directors since June 1999. Since it was founded in December 1973, he has served as Chairman, Chief Executive Officer and a Director of Brean Murray & Co., Inc., an investment banking company that is a wholly-owned subsidiary of BMI Holding Co. He has also served as Chairman, Chief Executive Officer and a Director of BMI Holding Co. since it was founded in December 1973. Brean Murray & Co., Inc. was the underwriter of our public offerings of common shares in June 1997 and April 1998. Mr. Murray is also a Director of Doral Financial Corporation. Mr. Murray received a B.S. degree in economics from Villanova University.

      Daniel S. Follis. Mr. Follis has served as one of our directors since April 1989. Since 1981, he has served as President of Verschuren & Follis, Inc., which advises and administers The Infinity Fund, a limited partnership which invests in emerging growth companies. Mr. Follis received a B.A. degree in business from Michigan State University.

      James I. Ausman, M.D., Ph.D. Dr. Ausman has served as one of our directors since June 1994. He has been Professor and Head of the Department of Neurosurgery at the University of Illinois at Chicago since August 1991. From September 1978 until July 1991 he was Chairman of the Department of Neurosurgery at Henry Ford Hospital in Detroit. From December 1987 until July 1991 he served as Director of the Henry Ford Neurosurgical Institute, also at Henry Ford Hospital. In addition, he was Clinical Professor of Surgery, Section of Neurosurgery at the University of Michigan in Ann Arbor from 1980 until 1991. Dr. Ausman received a B.S. degree in chemistry and biology from Tufts University, a Doctorate of Medicine from Johns Hopkins University School of Medicine, a Masters of Arts in Physiology, from the State University of New York at Buffalo, and a Ph.D. in Pharmacology from George Washington University. He has also received graduate training in neurosurgery at the University of Minnesota and has obtained board certification from the American Board of Neurological Surgery.

      H. Raymond Wallace. Mr. Wallace has served as our Chairman of the Board since January 1995, as a non-officer Chairman of the Board since April 1995, and as one of our directors since June 1994. He also served as a consultant to the Company from April 1994 until January 1995. He also served as Chairman of the Board of Cardiometrics, Inc., a cardiovascular medical device company, from December 1993 until its merger into Endosonics, Inc. in July 1997, and has served as a self-employed consultant to medical device and other companies since January 1994. From September 1986 until May 1993, when he retired, he served as Vice President and General Manager of Abbott Critical Care Systems. Mr. Wallace received a B.A. degree from Ohio State University and an M.B.A. degree from the University of California, Berkeley.

      Robert R. Henry. Mr. Henry has served as one of our directors since December 9, 1998. He has been President of Robert R. Henry & Co., a financial consulting and investment firm, since 1989. Mr. Henry has been an advisory director of Morgan Stanley Dean Witter since 1989, and from 1977 through 1989 was a managing director of Morgan Stanley. He is also a director of Middleby Corporation. He received an M.B.A. from Harvard Business School and a B.A. from Williams College.

Meetings and Committees of the Board of Directors

      During the fiscal year ended November 30, 2000, our Board of Directors held three meetings and took action by written consent on two occasions. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the board on which he served during the fiscal year ended November 30, 2000, except for Dr. Ausman, who attended one of the three meetings of the Board of Directors.

Audit Committee

      Our Board of Directors has an Audit Committee that consists of three directors. Robert R. Henry (Chairman), H. Raymond Wallace and Daniel S. Follis are the current members of this committee. Each of the members of our Audit Committee is independent as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented. The Audit Committee:

•	recommends to the Board the independent accountants to be selected or retained to audit our financial statements;

•	takes, or recommends that the full board takes, appropriate action to oversee the independence of our independent accountants;

•	oversees our independent accountants’ relationship by discussing with our independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit reports and providing our independent accountants with full access to the committee and the board to report on any and all appropriate matters;

•	reviews the audited financial statements and discusses them with management and the independent accountants, including discussions concerning the quality of our accounting principles, policies and practices as applied in our financial reporting;

•	recommends to the board whether the audited financial statements should be included in our Annual Report on Form 10-K.

•	reviews with management and the independent accountants the quarterly financial information before we filing our Form 10-Qs; this review is performed by the committee or its chairperson;

•	discusses with management and the independent accountants the quality and adequacy of our internal controls;

•	discusses with management the status of pending litigation and other areas of oversight as the committee deems appropriate; and

•	reports committee activities to the full board.

During the fiscal year ended November 30, 2000, our Audit Committee held two meetings and acted by written consent on one occasion. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this proxy statement.

Audit Committee Report

      Our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended November 30, 2000 with our management;

•	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

•	received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

•	has discussed with our independent accountants our independent accountants’ independence.

Based on the review and discussions described above in this paragraph, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended November 30, 2000 be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2000 for filing with the Securities and Exchange Commission.

By the Audit Committee

Robert R. Henry, Chairman H. Raymond Wallace Daniel S. Follis

Compensation Committee

      Our Board of Directors has a Compensation Committee which consists of three directors. H. Raymond Wallace (Chairman), James I. Ausman, M.D., Ph.D. and A. Brean Murray are the current members of this committee. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for senior management, officers and directors of the Company and administers the Company’s 1983 Stock Option Plan, 1991 Incentive Stock Option Plan and 1997 Stock Option Plan. During the fiscal year ended November 30, 2000, the Compensation Committee held two meetings and acted by written consent on two occasions.

      We do not have a nominating committee.

Executive Compensation

Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended November 30, 2000, 1999 and 1998 concerning compensation of (1) all individuals serving as our Chief Executive Officer during the fiscal year ended November 30, 2000, and (2) our four most highly-compensated other executive officers whose total annual salary and bonus exceeded $100,000 in fiscal 2000:

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

		Annual Compensation		Securities	All Other
Name and				Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)	Options(#)	($)

Bruce J. Barrett, President	2000	211,000	34,526	40,000	-0-

and Chief Executive Officer	1999	204,750	30,213	60,000	-0-

	1998	204,750	32,978	180,000	-0-

Richard S. Scheuing, Vice	2000	102,927	10,251	15,000	-0-

President, Research and	1999	91,140	8,069	21,000	-0-

Development (1)	1998	89,828	13,606	45,000	-0-

Mary Ann Victor, Vice	2000	78,719	7,864	12,000	-0-

President, Communications and Administration, and	1999	68,250	6,043	15,000	-0-

Secretary (1)	1998	68,250	5,496	23,000	-0-

Ronald A. Widman, Vice	2000	84,809	8,359	12,000	-0-

President, Medical Affairs (1)	1999	80,325	7,112	18,000	-0-

	1998	79,840	11,469	41,000	-0-

Pamela A. Winters, Vice	2000	81,250	8,041	12,000	-0-

President, Operations (1)	1999	75,000	6,640	21,000	-0-

	1998	74,192	11,853	45,000	-0-

(1)	Messrs. Scheuing and Widman, Ms. Victor and Ms. Winters became executive officers effective January 22, 1998. The table reflects all compensation paid by us to them during fiscal 1998, fiscal 1999 and fiscal 2000.

Option Grants Table

      The following table sets forth information concerning individual grants of stock options made during the fiscal year ended November 30, 2000 to each of our executive officers named in the Summary Compensation Table above:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
						Potential
			% of			Realizable Value at
			Total			Assumed Annual
	Number of		Options			Rates of Stock Price
	Securities		Granted to			Appreciation
	Underlying		Employees	Exercise		for Option Term
	Options		in Fiscal	Price	Expiration
Name	Granted (#)		Year	($/Sh)	Date	5% ($)	10% ($)

Bruce J. Barrett	40,000	(1)	36.0	$2.88	2/16/10	72,449	183,599

Richard S. Scheuing	15,000	(1)	13.5	$2.88	2/16/10	27,168	68,850

Mary Ann Victor	12,000	(1)	10.8	$2.88	2/16/10	21,375	55,080

Ronald A. Widman	12,000	(1)	10.8	$2.88	2/16/10	21,375	55,080

Pamela A. Winters	12,000	(1)	10.8	$2.88	2/16/10	21,375	55,080

(1)	The options listed in the table were granted to Messrs. Barrett, Scheuing, and Widman, Ms. Victor and Ms. Winters in fiscal 2000 under our 1997 Stock Option Plan, exercisable at the then current fair market value of the underlying common shares. Each of these options is exercisable in one-third cumulative annual increments beginning February 16, 2001. Each option also becomes 100% exercisable immediately 10 days before or upon specified changes in control of the Company. The portion of each of these options that is exercisable at the date of termination of employment remains exercisable until the expiration date of the option, unless termination is for cause.

      If, upon exercise of any of the options described above, we must pay any amount for income tax withholding, in the Compensation Committee’s or the Board of Directors’ sole discretion, either the optionee will pay such amount to us or the number of common shares we deliver to the optionee will be appropriately reduced to reimburse us for such payment. The Compensation Committee or the Board may also permit the optionee to choose to have these shares withheld or to tender common shares the optionee already owns. The Compensation Committee or the Board may also make such other arrangements with respect to income tax withholding as it shall determine.

      Effective December 4, 2000, we granted ten-year options under the 1991 Incentive Stock Option Plan and the 1997 Stock Option Plan to purchase 195,000 common shares to 28 of our employees and consultants at an exercise price of $1.97 a share, which was the closing sale price of the common shares on the date of grant. These grants included options to purchase 50,000 common shares granted to Mr. Barrett, 10,000 common shares granted to Mr. Scheuing, 15,000 common shares granted to Ms. Victor, 15,000 common shares granted to Mr. Widman, and 18,000 common shares granted to Ms. Winters.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended November 30, 2000 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by them as of November 30, 2000:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY-End (#)		at FY-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bruce J. Barrett	0	0	358,200	140,000	0	0

Richard S. Scheuing	0	0	55,692	47,233	0	0

Mary Ann Victor	0	0	22,750	33,250	0	0

Ronald A. Widman	0	0	45,330	40,500	0	0

Pamela A. Winters	0	0	50,917	43,333	0	0

“Value Realized” represents the fair value of the underlying securities on the exercise date minus the aggregate exercise price of the options.

Compensation of Directors

      We refer to our directors who are not our officers or employees as Outside Directors. Our Outside Directors receive $1,000 for each Board meeting attended in person, $250 for each telephonic Board meeting attended, and $250 for each Board committee meeting attended on a date other than the date of a Board meeting. We also reimburse Outside Directors for their reasonable expenses of attending Board and Board committee meetings. In addition, our Board of Directors has determined to grant Outside Directors who continue to serve as our directors after each annual meeting of shareholders, 10-year options to purchase 2,000 common shares each year on the date of the annual meeting of shareholders, exercisable at the fair market value of the common shares on the date of grant. Also, during fiscal 2000, we granted A. Brean Murray (1) a 10-year option to purchase 50,000 common shares on May 31, 2000, exercisable at $3.00 a share, which was more than the fair market value of the common shares on the date of grant, in connection with our CorRestore™ licenses, and (2) a 10-year option to purchase 50,000 common shares on May 31, 2000, exercisable at $4.36 a share, which was more than the fair market value of the common shares on the date of grant, in connection with the Equity Line Agreement. For a description of additional relationships between Mr. Murray and us, see “Compensation Committee Interlocks and Insider Participation.”

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Bruce J. Barrett. As of May 13, 1994, we entered into an employment agreement with Bruce J. Barrett, pursuant to which, as amended, he is employed as President and Chief Executive Officer, or in such other position as the Board of Directors determines, for a period ending April 30, 2003. Mr. Barrett’s annual salary is currently $214,750, which may be increased by the Board of Directors. Mr. Barrett is also entitled to participate in any bonus plan established by the Compensation Committee of the Board of Directors. We adopted bonus plans for fiscal 2000 and for fiscal 2001. Mr. Barrett is entitled to various fringe benefits under the agreement, including 12 months of compensation and six months of benefits if his employment under the agreement is terminated without cause or if the agreement expires without being renewed. Mr. Barrett has agreed not to compete with the Company during specified periods following the termination of his employment.

      Stock Option Terms. All options granted under our stock option plans through January 8, 2001, that are not already 100% exercisable immediately, including options granted to Messrs. Barrett, Scheuing and Widman, Ms. Victor and Ms. Winters, become 100% exercisable immediately ten days before or upon specified changes in control of the Company.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended November 30, 2000, Robert R. Henry and H. Raymond Wallace served as the members of our Compensation Committee until April 18, 2000 when James I. Ausman, M.D., Ph.D., and A. Brean Murray replaced Mr. Henry on the committee. None of the members of our Compensation Committee was, during the fiscal year ended November 30, 2000, one of our officers or employees, or one of our former officers, except that Mr. Wallace became our non-salaried Chairman of the Board on January 27, 1995 and became a non-officer Chairman of the Board effective April 6, 1995. None of the committee members had any relationship with us requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related-party transactions, except that Mr. Murray had the relationships with us described below:

      In November 1999, we engaged Brean Murray & Co., Inc. to provide investment banking advice and services to us for a term of six months and then month-to-month thereafter, unless earlier terminated by the parties. We agreed to pay Brean Murray & Co., Inc. a fee of $50,000 plus reasonable out-of-pocket expenses for its services under this agreement. A. Brean Murray, one of our directors since June 1999, is the President and Chief Executive Officer of Brean Murray & Co., Inc. Brean Murray & Co., Inc. is a wholly-owned subsidiary of BMI Holding Co. A. Brean Murray is also the President and Chief Executive Officer of BMI Holding Co. and he and his wife own 83% of the outstanding voting stock of BMI Holding Co.

      Brean Murray & Co., Inc. was the underwriter of our public offerings of common shares in June 1997 and in April 1998.

      Pursuant to an engagement letter between us and Brean Murray & Co., Inc., dated March 1, 2000, we agreed to pay Brean Murray & Co., Inc. a commission of 3.5% on proceeds of specified securities sales, including sales pursuant to the Private Equity Line Agreement, dated as of March 6, 2000, between us and Kingsbridge Capital Limited. Pursuant to the Private Equity Line Agreement, we may issue and sell, from time to time, common shares for cash consideration up to an aggregate of $15 million, subject to restrictions, terms and conditions contained in the Private Equity Line Agreement. Through January 8, 2001, we had paid Brean Murray & Co., Inc. $70,000 in commissions pursuant to this engagement letter. See Part III of this proxy statement for a description of the Private Equity Line Agreement.

      Also, during fiscal 2000, we granted A. Brean Murray (1) a 10-year option to purchase 50,000 common shares on May 31, 2000, exercisable at $3.00 a share, which was more than the fair market value of the common shares on the date of grant, in connection with our CorRestore™ licenses, and (2) a 10-year option to purchase 50,000 common shares on May 31, 2000, exercisable at $4.36 a share, which was more than the fair market value of the common shares on the date of grant, in connection with the Private Equity Line Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to fiscal 2000, or written representations that no Forms 5 were required, we believe that during the fiscal year ended November 30, 2000 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except that (1) one report covering one transaction was filed late by Robert R. Henry, one of our directors, and (2) two reports covering an aggregate of seven transactions were filed late by A. Brean Murray, one of our directors.

Certain Transactions

      See “Executive Compensation — Compensation Committee Interlocks and Insider Participation” for a description of relationships between us and A. Brean Murray.

II. PROPOSAL TO APPROVE AN AMENDMENT TO THE
SOMANETICS CORPORATION 1997 STOCK OPTION PLAN
TO INCREASE AUTHORIZED SHARES

General

      We seek to increase the number of shares subject to the Somanetics Corporation 1997 Stock Option Plan. You are being asked to consider and approve an amendment to the 1997 plan to increase the number of common shares, par value $0.01 per share, reserved for issuance upon the exercise of options granted under the 1997 plan by 325,000 shares. Pursuant to the 1997 plan, 1,335,000 common shares are currently reserved for issuance upon the exercise of options granted or to be granted to participants in the 1997 plan. Our key employees, officers, directors, consultants and advisors and those of any entity in which we have a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests are eligible to participate in the 1997 plan. Our Board of Directors or a committee appointed by our Board of Directors determines which persons eligible to participate in the 1997 plan are actually granted options under the 1997 plan.

      Options granted under the 1997 plan may be incentive stock options, nonqualified options, or both. Incentive stock options are options that meet the requirements set forth in the 1997 plan, that are intended to be incentive stock options, and that qualify as incentive stock options under Section 422 of the Internal Revenue Code and the related rules and regulations. Nonqualified options are options that meet the requirements set forth in the 1997 plan but are not intended to be incentive stock options, or do not qualify as incentive stock options under Section

422. The 1997 plan contains various provisions to ensure that incentive stock options comply with Section 422. The Board of Directors adopted the 1997 plan on January 15, 1997, amended the 1997 plan on January 15, 1998, January 21, 1999 and February 16, 2000 to increase the number of shares reserved for issuance under the 1997 plan, and approved the currently proposed amendment on December 4, 2000, subject to shareholder approval.

      Our 1983 Stock Option Plan terminated in 1993, except for the options granted before that date. As of January 8, 2001, options to purchase 9,317 common shares remained outstanding under the 1983 plan. Under our 1991 Incentive Stock Option Plan 115,000 common shares are reserved for issuance upon the exercise of options granted under the 1991 plan, of which options to purchase 4,711 common shares have been exercised, options to purchase 110,289 common shares are outstanding, and no common shares are available for future grants as of January 8, 2001. In addition, as of January 8, 2001, we had granted, and there remained outstanding, options independent of any of our stock option plans to purchase 163,378 common shares. As of January 8, 2001, (1) options to purchase 1,300,755 common shares were outstanding under the 1997 plan, (2) options to purchase 200 common shares granted under the 1997 plan had been exercised, and (3) 34,045 common shares remained available for the grant of options under the 1997 plan. The proposed amendment to the 1997 plan would increase the number of common shares reserved for issuance upon the exercise of options granted or to be granted under the 1997 plan by 325,000 common shares.

      Our 1993 Director Stock Option Plan terminated in 1998, except for the options granted before that date. As of January 8, 2001, options to purchase 2,498 common shares remained outstanding under the director plan. Our Board of Directors has determined to grant Outside Directors who continue to serve as our directors after each annual meeting of shareholders, 10-year options to purchase 2,000 common shares each year on the date of the annual meeting of shareholders, exercisable at the fair market value of the common shares on the date of grant, all under the amended 1997 plan.

      We also have the following warrants outstanding: (1) warrants granted to the placement agent in connection with our Regulation S offering of common shares in 1996 to purchase an aggregate of 11,424 common shares, (2) warrants issued to purchasers in connection with our Regulation S offering of common shares in 1996 to purchase an aggregate of 55,120 common shares as of January 8, 2001, (3) warrants originally granted to the underwriter in connection with our 1997 public offering of common shares to purchase an aggregate of 200,000 common shares, (4) warrants granted to Kingsbridge Capital Limited to purchase an aggregate of 200,000 common shares in connection with the March 6, 2000 Private Equity Line Agreement, and (5) warrants granted to CorRestore LLC and its agent Wolfe & Company to purchase an aggregate of 400,000 common shares in connection with the June 2, 2000 CorRestore License Agreement. That License Agreement also requires us to issue additional warrants to purchase up to 2,100,000 additional common shares under specified circumstances, subject to shareholder approval. See Part III of this proxy statement for a description of the Private Equity Line Agreement and the warrants issued to Kingsbridge, and see Part IV of this proxy statement for a description of the CorRestore License Agreement and the warrants issuable to CorRestore LLC and Wolfe & Company.

      The Board of Directors believes that it is in our best interests and in the best interests of our shareholders to approve the proposed amendment to the 1997 plan to allow us to continue to grant options in accordance with the 1997 plan.

      The purpose of the 1997 plan is to provide our key employees, officers, directors, consultants and advisors with an increased incentive to make significant and extraordinary contributions to our long-term performance and growth, to join the interests of our key employees, officers, directors, consultants and advisors with the interests of our shareholders and to help us attract and retain our key employees, officers, directors, consultants and advisors. The 1997 plan, however, could have an “anti-takeover” effect, particularly with regard to the Committee’s ability to accelerate the exercisability of stock options in connection with a change in control.

      Persons deemed to be our affiliates, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, us, must resell securities acquired under the 1997 plan pursuant to a registration statement under the Securities Act of 1933 and the related rules and regulations, Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

      We are the issuer of the securities offered pursuant to the 1997 plan. The common shares we issue upon exercise of stock options under the 1997 plan may be either our authorized and unissued or reacquired common shares. The 1997 plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Approval of the 1997 Plan Amendment

      Shareholder approval of the proposed amendment to the 1997 plan requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed amendment to the 1997 plan into effect unless such approval is obtained at the meeting, and such approval is sought, in part, to exempt the granting of options under the 1997 plan from the provisions of Section 162(m) of the Internal Revenue Code and in order to comply with shareholder approval requirements for securities traded on The Nasdaq SmallCap Market.

      A full copy of the 1997 plan, as proposed to be amended, marked to show the proposed changes, is attached as Exhibit A to this proxy statement. The major features of the 1997 plan, as proposed to be amended, are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this proxy statement have the meanings given them in the 1997 plan. As of January 8, 2001, the closing sales price of our common shares was $1.75.

Administration

      The 1997 plan is administered by a committee or entity appointed by our Board of Directors to perform any of the functions and duties of the Committee under the 1997 plan and, with respect to administration of the 1997 plan regarding participants who are subject to Section 16(a) and (b) of the Securities Exchange Act of 1934 and the related rules and regulations, that is a committee meeting the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule, or the Board of Directors as a whole. The administrator is referred to in the 1997 plan as the “Committee”. Members of the Committee serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time. The Committee currently consists of H. Raymond Wallace (Chairman), James I. Ausman, M.D., Ph.D. and A. Brean Murray or the Board of Directors as a whole.

      Subject to the provisions of the 1997 plan, the Committee is authorized to interpret the 1997 plan, to make, amend and rescind rules relating to the 1997 plan, and to make all other determinations necessary or advisable for the 1997 plan’s administration. The Committee’s interpretation of any provision of the 1997 plan is, unless otherwise determined by our Board of Directors, final and conclusive. Subject to the provisions of the 1997 plan, the Committee determines, from those eligible to be participants under the 1997 plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted, the time or times such options shall be exercisable and the terms and conditions of any stock options. Such terms and conditions may, in the Committee’s sole discretion include, without limitation, provisions providing for termination of the option, forfeiture of the gain on any option exercises or both if the participant competes with us or otherwise acts contrary to our interests, and provisions imposing restrictions, potential forfeiture or both on shares acquired upon exercise of options granted pursuant to the 1997 plan. The Committee may condition any grant on the potential participant’s agreement to such terms and conditions. Under the 1997 plan, in exercising its discretion, there is no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any key employee, officer, director, consultant or advisor in a manner consistent with the treatment afforded other key employees, officers, directors, consultants or advisors with respect to the 1997 plan or otherwise.

      Subject to the requirements of the Internal Revenue Code with respect to incentive stock options that are intended to remain incentive stock options, when a participant ceases to be one of our employees for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its discretion, in whole or in part, the time or installments with respect to which the stock option shall be exercisable, subject to any restrictions, terms and conditions fixed by the Committee. The Committee may exercise its discretion at the date of the grant of the stock option or after the date of grant.

      In addition to any other rights of indemnification they may have, we will indemnify the members of the Committee in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the 1997 plan or any option granted under the 1997 plan to the full extent provided for under our Restated Articles of Incorporation or bylaws with respect to indemnification of our directors.

1997 Plan Participants

      The Committee, in its discretion, selects the persons who are eligible to participate in the 1997 plan and determines the grants and awards to those individuals. The only limitation on eligibility under the 1997 plan is that individuals must be one of our key employees, officers, directors, consultants or advisors, as determined by the Committee in its discretion; provided that incentive stock options may be granted only to our employees, as defined in the Internal Revenue Code, to the extent required by Section 422 of the Internal Revenue Code.

      Approximately 36 key employees, 5 directors, and 8 consultants and advisors are currently eligible to participate in the 1997 plan, of which 30 key employees and all of the directors, consultants and advisors have been granted options under the 1983 Plan, the 1991 Plan, the 1997 plan, the Directors Plan or independent of any stock option plan.

      Subject to the adjustments described under the caption “Shares Subject to Grant or Award”, no participant may be granted stock options to purchase more than 200,000 common shares in the aggregate in any fiscal year. In addition, grants and awards are subject to the maximum number of shares remaining available for the grant of stock options under the 1997 plan. There are also limitations on the maximum value of incentive stock options that may become first exercisable by any person in any year. Each option grant under the 1997 plan must be evidenced by a written agreement containing provisions approved by the Committee.

Shares Subject to Grant or Award

      The maximum number of common shares reserved for issuance upon the exercise of stock options granted under the 1997 plan is currently 1,335,000 common shares and is proposed to be amended to be 1,660,000 common shares. These common shares may consist in whole or in part of authorized and unissued or reacquired common shares. Unless the 1997 plan has terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the 1997 plan are again available for option and sale.

      The number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the 1997 plan, and the maximum number and type of shares that may be granted to any participant in any fiscal year are subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect events such as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by Somanetics; provided that no fractional shares may be issued pursuant to the 1997 plan, no rights may be granted under the 1997 plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

Amendment or Termination of the 1997 Plan

      Our Board of Directors may terminate or amend the 1997 plan, or amend any stock option agreement under the 1997 plan, at any time; provided that,

•	to the extent required by Section 162(m) of the Internal Revenue Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting participants whose compensation is subject to Section 162(m) of the Internal Revenue Code, and to the extent required by Section 422 of the Code, or any successor section, but only with respect to incentive stock options, no such amendment or revision may increase the maximum number of shares in the aggregate that are subject to the 1997 plan without our shareholders’ approval or ratification, and

•	no such amendment or revision may change the option price or alter or impair any stock option previously granted under the 1997 plan, in a manner adverse to a participant, without the consent of that participant, all except as described under the caption “Shares Subject to Grant”.

      Unless sooner terminated by our Board of Directors, the 1997 plan will terminate on January 15, 2007, which is ten years after its original adoption by our Board of Directors. No stock options may be granted under the 1997 plan after that date. Termination of the 1997 plan will not affect the validity of any option outstanding on the date of termination.

Stock Options

Grant of Stock Options

      Both incentive stock options and nonqualified options may be granted under the 1997 plan. An incentive stock option is intended to be an incentive stock option and qualifies as incentive stock options under Section 422 of the Internal Revenue Code. Any incentive stock option granted under the 1997 plan must have an exercise price that is not less than 100% of the fair market value of the shares on the date on which the option is granted. For an incentive stock option granted to a participant who owns more than 10% of our total combined voting shares, the exercise price must not be less than 110% of the fair market value of the shares subject to that option on the date the option is granted. A nonqualified option granted under the 1997 plan must have an exercise price that is not less than the par value, if any, of the common shares.

      At the time any option granted under the 1997 plan is exercised, the participant must pay the full option price for all shares purchased:

•	in cash, or

•	with the consent of the Committee, in its discretion,

•	in common shares,
•	by a promissory note payable to the order of us that is acceptable to the Committee,
•	by a cash down payment and a promissory note for the unpaid balance,
•	subject to any conditions established by the Committee, by having us retain from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price,

•	by delivery to us of written notice of the exercise, in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to us full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of the shares or loan against them,
•	in such other manner as the Committee determines is appropriate, in its discretion.

      The aggregate fair market value, determined as of the date the option is granted, of the underlying stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all of our plans cannot exceed $100,000.

Term of Stock Options

      If not sooner terminated, each stock option granted under the 1997 plan will expire not more than ten years from the date of grant; provided that, with respect to an incentive stock option granted to a participant who, at the time of the grant, owns more than 10% of our total combined voting stock, the option must expire not more than five years after the date of the grant.

Continuation of Employment

      Options granted under the 1997 plan may be exercised only while the participant is one of our employees, officers, directors, consultants or advisors, except as described under the caption “Extraordinary Transactions” and except that the Committee may, in its discretion, permit the exercise of all or any portion of the options granted to a participant:

•	for a period not to exceed three months following such termination with respect to incentive stock options that are intended to remain incentive stock options if such termination is not due to death or permanent disability of the participant,

•	for a period not to exceed one year following termination of employment with respect to incentive stock options that are intended to remain incentive stock options if termination of employment is due to the death or permanent disability of the participant, and

•	for a period not to extend beyond the expiration date with respect to nonqualified options or incentive stock options that are not intended to remain incentive stock options,

all subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises its discretion.

      In no event, however, is an option exercisable after its expiration date, and, unless the Committee in its discretion determines otherwise pursuant to the 1997 plan, an option may only be exercised after termination of a participant’s employment, consultation or other service to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The Committee may evidence the exercise of its discretion in any manner it deems appropriate, including by resolution, by a provision in the option, or by an amendment to the option.

      Subject to the requirements of the Internal Revenue Code with respect to incentive stock options that are intended to remain incentive stock options, when a participant ceases to be one of our employees for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its discretion, in whole or in part, the time or installments with respect to which the stock option shall be exercisable, subject to any restrictions, terms and conditions fixed by the Committee. The Committee may exercise its discretion at the date of the grant of the stock option or after the date of grant.

      The Committee may require any participant to agree, as a condition to the grant of an option, to remain in his or her position as one of our employees, officers, directors, consultants or advisors for a minimum period from the date the stock option is granted that is fixed by the Committee. Nothing in the 1997 plan or in any option granted under the 1997 plan, nor any action taken by the Committee under the 1997 plan gives any participant any right with respect to continuation of employment, consultation or other service with us or interfere in any way with our right to terminate such person’s employment, consultation or other service at any time.

Sequential Exercise

      We may grant additional stock options to the same participant even if options previously granted to that participant remain unexercised. A participant may exercise any option granted under the 1997 plan, if then exercisable, even if options previously granted to that participant remain unexercised.

Transferability of Options

      Except as otherwise described below, if required by Section 422 of the Internal Revenue Code, but only with respect to incentive stock options, or to the extent determined by the Committee in its discretion, (1) no option granted under the 1997 plan is transferable by the participant other than by will, or by the laws of descent and distribution or, for nonqualified options only (unless permitted by Section 422 of the Internal Revenue Code), pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (2) each option is exercisable, during the lifetime of the participant, only by the participant.

      The Committee may, in its discretion, grant options on terms that permit the optionee to transfer all or a portion of the options to the following persons, and that permit the following persons to exercise the options transferred to them:

•	the optionee’s spouse, children or grandchildren of the optionee, who are referred to in the 1997 plan as “Immediate Family Members”,

•	a trust or trusts for the exclusive benefit of Immediate Family Members,

•	a partnership in which Immediate Family Members are the only partners, or

•	such other persons or entities as determined by the Committee, in its discretion.

Any rights to transfer options are on such terms and conditions as the Committee, in its discretion, may determine; provided that (1) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with these provisions of the 1997 plan, and (2) subsequent transfers of transferred options are prohibited except for transfers the original optionee would be permitted to make (if he or she were still the owner of the option) in accordance with the 1997 plan.

      Following transfer, the options continue to be subject to the same terms and conditions as were applicable immediately before transfer; provided that for some purposes under the 1997 plan (generally relating to exercise of the option) the term “Participant” is deemed to refer to the transferee. The events of termination of employment, described above under the caption “Continuation of Employment”, continue to be applied to the original optionee. Following such events of termination of employment of the original optionee, the options are exercisable by the transferee only to the extent, and for the periods, described above under the caption “Continuation of Employment”. The original optionee remains subject to withholding taxes and related requirements upon exercise described below under the caption “Federal Income Taxes—Withholding Payments”. We have no obligation to provide any notice to any transferee, including notice of any termination of the option as a result of termination of the original optionee’s employment or other service.

Shareholder Rights

      No participant in the 1997 plan has any of the rights of our shareholders under any option granted under the 1997 plan until the actual issuance of shares to the participant. Before such issuance no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption “Shares Subject to Grant”.

Extraordinary Transactions

      Under the 1997 plan, specified consolidations, mergers, transfers of substantially all of our properties and assets, dissolutions, liquidations, reorganizations or reclassifications in such a way that holders of common shares are entitled to receive stock, securities, cash or other assets with respect to, or in exchange for, their common shares, are each referred to as a “Transaction”. If we engage in a Transaction, then each participant exercising a 1997 plan stock option after consummation of the Transaction will be entitled to receive (for the same aggregate exercise price) the stock and other securities, cash and assets the participant would have received in the Transaction if he or she had exercised the option in full immediately before consummation of the Transaction.

      In addition, in connection with a Transaction, the Committee, acting in its discretion without the consent of any participant and regardless of any other provision of the 1997 plan, may:

•	permit stock options outstanding under the 1997 plan to be exercised in full for a limited period of time, after which all unexercised stock options and all rights of participants under such options would terminate,

•	permit stock options outstanding under the 1997 plan to be exercised in full for their then remaining terms, or

•	require all stock options outstanding under the 1997 plan to be surrendered to us for cancellation and payment to each participant in cash of the excess of the fair market value of the underlying common shares as of the date the Transaction is effective over the exercise price, less any applicable withholding taxes.

The 1997 plan provides, however, that the Committee may not select an alternative for a participant that would result in his or her liability under Section 16(b) of the Exchange Act, without the participant’s consent. If all of the alternatives have such a result, the Committee will take action to put the participant in as close to the same position as he or she would have been in if one of the alternatives described above had been selected, but without resulting in any payment by the participant under Section 16(b) of the Exchange Act. With the consent of each participant, the Committee may make such provision with respect to any Transaction as it deems appropriate.

Federal Income Tax Consequences

      The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive Stock Options

      Incentive stock options granted under the 1997 plan are intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code. If the participant does not dispose of the shares acquired upon exercise of an incentive stock option within one year after the transfer of shares to the participant and within two years from grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized upon a sale or other disposition of the shares may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of the incentive stock options or the transfer of shares upon their exercise.

      If the participant disposes of the shares acquired upon exercise of incentive stock options before the above time periods expire, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. Such amount will ordinarily be deductible by us for federal income tax purposes in the same year, if that the amount constitutes reasonable compensation. Moreover, we may be required to satisfy certain federal income tax withholding requirements with respect to such compensation, although deductibility of the compensation will not be conditioned on satisfying withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

Nonqualified Options

      A participant who acquires shares by exercise of a nonqualified option generally realizes taxable ordinary income at the time of exercise equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount ordinarily will be deductible by us in the same year, if the amount constitutes reasonable compensation. Moreover, we will be required to satisfy certain federal income tax withholding requirements with respect to such compensation, although deductibility of the compensation will not be conditioned on satisfying withholding requirements. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the shares.

Capital Gains Rates

      If a participant recognizes capital gain upon the sale or other disposition of shares acquired upon exercise of options, the tax rate applicable to such gain will depend on a number of factors, including the date the options are granted, the date the options are exercised, the date the shares are sold or otherwise disposed of, the length of time the participant holds the shares, and the participant’s marginal tax bracket. Participants should consult their own tax advisors concerning the impact to them of the long-term capital gain tax rates, as well as the other tax consequences of participation in the 1997 plan.

Withholding Payments

      If upon the exercise of any nonqualified option or a disqualifying disposition, within the meaning of Section 422 of the Internal Revenue Code, of shares acquired upon exercise of an incentive stock option, we must pay any amount for income tax withholding, in the Committee’s discretion, either the participant shall pay such amount to us, or the amount of common shares we deliver to the participant will be appropriately reduced, to reimburse us for such payment.

      We have the right to withhold the amount of such taxes from any other sums or property due or to become due from us to the participant on such terms and conditions as the Committee shall prescribe. We may also defer issuance of the stock upon exercise of such option until the participant pays us the amount of any such tax. The Committee may, in its discretion, permit participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of common shares delivered or deliverable by us upon exercise of a stock option appropriately reduced, or by electing to tender common shares back to us after exercise of a stock option to reimburse us for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

Limitation on Compensation Deduction

      Publicly-held corporations may not deduct compensation paid to some of their executive officers in excess of $1 million. The employees covered by the $1 million compensation deduction limitation are the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the company’s four highest compensated employees for the taxable year (other than the chief executive officer). Ordinary income attributable to stock options generally is included in an employee’s compensation for purposes of the $1 million limitation on deductibility of compensation.

      There is an exception to the $1 million compensation deduction limitation for compensation paid pursuant to a qualified performance-based compensation plan. Compensation attributable to a stock option is satisfies the qualified performance-based compensation exception if the following conditions are met:

•	the grant is made by a compensation committee comprised of outside directors,

•	the plan under which the options may be granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee,

•	under the terms of the option, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant, for example, the option is granted at an exercise price equal to or greater than fair market value as of the date of the grant, and

•	the individuals eligible to receive grants, the maximum number of shares for which grants may be made to any employee, the exercise price of the options and other disclosures required by SEC proxy rules are disclosed to shareholders and subsequently approved by them.

      If the amount of compensation a covered employee may receive under the grant is not based solely on an increase in the value of the shares after the date of the grant (for example, an option is granted with an exercise price that is less than the fair market value of the underlying common shares as of the date of the grant), none of the compensation attributable to the grant is qualified performance-based compensation unless the grant is made subject to reaching a performance goal that has been previously established and approved by our shareholders and otherwise qualifies under Section 162(m) of the Internal Revenue Code. We have not established any performance goals for grants under the 1997 plan that meet the requirements of the performance-based compensation standard required by Section 162(m) of the Internal Revenue Code. The grant of options by the Board of Directors or by a committee not meeting the requirements of Section 162(m) will not qualify for the performance-based compensation exception to the $1 million compensation deduction limitation. Our Compensation Committee does not currently meet the requirements of Section 162(m).

Accounting Treatment

      Generally, under current accounting rules applicable to us, neither the grant nor the exercise of an incentive stock option or a nonqualified option under the 1997 plan requires any charge against earnings, if the exercise price of the option is equal to the fair market value of the shares on the date of grant. Footnote disclosure of the value of such options, however, is required. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option. If the optionee is allowed to pay the exercise price of an option with shares held less than six months (or possibly, if such price is paid by our withholding shares issuable upon exercise of the option), we will recognize an earnings charge equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price. In addition, if we make some changes to outstanding options, such as extending their exercisability after termination of employment or making changes described under the caption, “Extraordinary Transactions”, a new grant date might occur, resulting in an earnings charge equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price on the date of the change.

Option Grants Under the Plans

      Options may be granted under the 1997 plan at the Committee’s discretion, subject to shareholder approval of the proposed amendment to the 1997 plan if options are granted in excess of the 1,335,000 common shares currently authorized and before such approval. The following table sets forth, as to Bruce J. Barrett, Richard S. Scheuing, Mary Ann Victor, Ronald A. Widman, Pamela A. Winters, all current executive officers as a group, all current directors who are not executive officers as a group, all employees (including officers) who are not executive officers, as a group, and all other consultants and advisors, as a group, the options granted under the 1997 plan, the 1983 plan, the 1991 plan, the directors plan and independent of any option plan, collectively referred to as the “Plans”, during the fiscal year ended November 30, 2000 and during the period from December 1, 2000 through January 8, 2001:

NEW PLAN BENEFITS
Somanetics Corporation 1983 Stock Option Plan
Somanetics Corporation 1991 Incentive Stock Option Plan
Somanetics Corporation 1997 Stock Option Plan
Somanetics Corporation Stock Options Granted Independent of Any Plan
Somanetics Corporation 1993 Director Stock Option Plan

	Number of Common	Number of Common
	Shares Subject to Options	Shares Subject to Options
	Granted Under the Plans	Granted Under the Plans
	In the Fiscal Year Ended	From December 1, 2000
Name and Position	November 30, 2000	to January 8, 2001

Bruce J. Barrett, President and Chief Executive Officer	40,000	50,000

Richard S. Scheuing, Vice President, Research and Development	15,000	10,000

Mary Ann Victor, Vice President, Communications and Administration and Secretary	12,000	15,000

Ronald A. Widman, Vice President, Medical Affairs	12,000	15,000

Pamela A. Winters, Vice President, Operations	12,000	18,000

All current executive officers as a group (6 persons)	101,000	123,000

	Number of Common	Number of Common
	Shares Subject to Options	Shares Subject to Options
	Granted Under the Plans	Granted Under the Plans
	In the Fiscal Year Ended	From December 1, 2000
Name and Position	November 30, 2000	to January 8, 2001

All current directors who are not executive officers as a group (5 persons)	110,000	0

All employees (including officers) who are not executive officers as a group (30 persons)	10,000	62,000

All other consultants and advisors as a group (8 persons)	15,000	10,000

      The dollar values of these options cannot be determined because they depend on the market value of the underlying shares on the date of exercise. No associate of any director, nominee or executive officer has been granted options under the Plans. In addition, no person not named above has received five percent or more of the options authorized under the Plans, in the aggregate.

      Our Board of Directors has (1) terminated the Directors Plan, which means that no future grants of stock options will be made under the Directors Plan, and (2) determined to grant Outside Directors who continue to serve as our directors after each annual meeting of shareholders, 10-year options to purchase 2,000 common shares each year on the date of the annual meeting of shareholders, exercisable at the fair market value of the common shares on the date of grant.

      The Board of Directors recommends a vote FOR approval of the proposed amendment to the 1997 plan, and your proxy will be so voted unless you specify otherwise.

III. APPROVAL OF ISSUANCE OF COMMON SHARES TO KINGSBRIDGE

      We seek to raise additional capital to fund our operations by issuing common shares from time to time in a private placement pursuant to our Private Equity Line Agreement with Kingsbridge Capital Limited. Because sales of common shares pursuant to the Private Equity Line Agreement are subject to many conditions, including the effectiveness of a registration statement relating to Kingsbridge’s resale of the common shares we sell to Kingsbridge, in excess of the 1,000,000 shares already registered, we cannot assure you that any sales of common shares will be made to Kingsbridge even if shareholder approval is obtained. You are being asked to consider and approve:

•	our issuance and sale, from time to time, of up to 3,000,000 common shares (including the 714,484 common shares already issued) for a cash price between 86% and 90% of the then current average market price of our common shares in a private placement to Kingsbridge Capital Limited that may not exceed an aggregate of $15 million pursuant to the Private Equity Line Agreement dated March 6, 2000; while the actual number of common shares issuable under this arrangement will depend on the market price of our common shares from time to time and cannot be determined at this time, we will not issue more than an aggregate of 3,000,000 common shares pursuant to this arrangement without obtaining further shareholder approval,

•	our issuance and sale of a warrant to purchase up to 200,000 common shares to Kingsbridge, and

•	our issuance and sale of the common shares subject to the warrant if it is exercised.

      See “The Private Equity Line Agreement” for a more detailed description of the terms of our sales of common shares to Kingsbridge pursuant to the Private Equity Line Agreement.

      We are seeking shareholder approval because the proposed transaction requires approval by our shareholders under Nasdaq Marketplace Rule 4310(c)(25)(H) to maintain our listing on The Nasdaq SmallCap Market. The number of shares we propose to issue in the private placement to Kingsbridge Capital Limited exceeds 20% of our outstanding common shares as of March 6, 2000, the date we entered into the Private Equity Line Agreement with Kingsbridge, and the shares will be sold at a discount to the market price of our common shares.

      In addition, the Private Equity Line Agreement requires us to obtain shareholder approval in accordance with rules of The Nasdaq Stock Market before we can sell more than 19.9% of our outstanding common shares to Kingsbridge. As of March 6, 2000 we had 6,035,597 common shares outstanding, and 19.9% of that amount is 1,201,083 common shares. On March 6, 2000, we issued to Kingsbridge a warrant to purchase 200,000 common shares, exercisable at $4.36 a share pursuant to the Private Equity Line Agreement, and we have subsequently issued 714,484 common shares to Kingsbridge for net proceeds of $1,793,380. If all of the 3,000,000 common shares proposed for shareholder approval in this proxy statement were issued under the Private Equity Line Agreement as of March 6, 2000 and all 200,000 of the shares subject to Kingsbridge’s warrant were issued as of March 6, 2000, we would have had 9,235,597 common shares outstanding, and shareholders as of March 6, 2000 would have owned 65.4% of our outstanding common shares, 34.6% less than they owned as of March 6, 2000. We have registered Kingsbridge’s resale of the 200,000 shares it may acquire upon exercise of the warrant we granted to Kingsbridge and up to 1,000,000 of the common shares that we sell to Kingsbridge pursuant to the Private Equity Line Agreement. We will be required to register additional common shares for resale by Kingsbridge before we sell common shares to them in excess of the 1,000,000 shares already registered.

      We believe that the cash, cash equivalents and marketable securities on hand at January 8, 2001, together with the estimated net proceeds from the sales of the then remaining 285,516 common shares over time to Kingsbridge that have been registered for resale pursuant to the Private Equity Line Agreement based on current market prices, will be adequate to satisfy our operating and capital requirements through February 2001. By that time we will be required to raise additional cash either through additional sales of our products, through sales of securities, by incurring indebtedness or by some combination of these alternatives. If we are unable to raise additional cash by that time, we will be required to reduce or discontinue our operations. We do not believe that product sales will be sufficient to fund our operations in fiscal 2000 or fiscal 2001, and we have no loan commitments.

      Our Board of Directors considered other methods of financing, including private placements of debt and equity securities and a public offering of equity securities. Based on current market conditions, our current financial condition and discussions with potential investors, we continue to explore capital raising opportunities. Our Board determined, however, that because we currently have no firm commitments for any of these other capital raising opportunities, we need additional capital, and we want to try to avoid the termination fee under the Private Equity Line Agreement, we want to obtain approval to issue additional shares under the Private Equity Line Agreement to maintain the flexibility of having this source of capital. The Board also determined that to obtain commitments for the amount of capital we desire to raise, all of the alternatives would require discounts, commissions and expenses that would result in our receiving net proceeds that were less than the market value of the securities issued. The Board also determined that the Private Equity Line Agreement was the alternative that provided us with the most certainty that we could obtain the capital we desired to raise in the period ending March 31, 2002 and the most control over when to obtain that capital and at what price. Therefore, the Board of Directors unanimously recommends that shareholders approve our issuance and sale, from time to time, of up to 3,000,000 common shares (including the 714,484 common shares already issued) to Kingsbridge so that we may issue and sell, from time to time, these common shares for a cash price between 86% and 90% of the then current average market price of our common shares in a private placement to Kingsbridge that may not exceed an aggregate of $15 million.

Vote Required to Approve the Issuance to Kingsbridge and Principal Effects of Approval or Non-Approval

      The approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the proposed issuance of common shares and the warrant to Kingsbridge. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. If such approval is obtained at the meeting, we may issue and sell, from time to time, up to 3,000,000 common shares (including the 714,484 common shares already issued) to Kingsbridge in a private placement that may not exceed an aggregate of $15 million pursuant to the Private Equity Line Agreement, we may issue and sell the warrant to purchase 200,000 common shares to Kingsbridge, which has already been issued, and we may issue and sell the common shares issuable to Kingsbridge upon exercise of the warrant. While the private placement to Kingsbridge may not exceed an aggregate of $15 million, the actual number of common shares issuable under the Private Equity Line Agreement will depend on the market price of our common shares from time to time. We will not, however, issue more than an aggregate of 3,000,000 common shares pursuant to this arrangement without obtaining further shareholder approval.

      If shareholder approval of this proposal is not obtained at the meeting, we will not be able to issue and sell common shares to Kingsbridge beyond the 1,000,000 common shares already registered for resale by Kingsbridge, which includes the 714,484 common shares already issued to them, and beyond the 200,000 common shares subject to the warrant already granted to Kingsbridge. If we do not sell at least $7,500,000 of common shares to Kingsbridge, we must pay Kingsbridge the discount on the unsold shares. We are seeking shareholder approval, in part, to comply with a condition in the Private Equity Line Agreement to our sale of more than 19.9% of our outstanding common shares to Kingsbridge and to comply with shareholder approval requirements for securities traded on The Nasdaq SmallCap Market.

The Private Equity Line Agreement

      The major features of the Private Equity Line Agreement are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text of the Private Equity Line Agreement.

      On March 6, 2000, we entered into the Private Equity Line Agreement with Kingsbridge Capital Limited, a private institutional investor. Pursuant to the Private Equity Line Agreement we may issue and sell, from time to time, common shares for cash consideration up to an aggregate of $15 million. As required by the Private Equity Line Agreement, we have filed a registration statement to permit Kingsbridge to resell to the public 1,000,000 of the shares that we sell to it pursuant to the Private Equity Line Agreement. Until March 31, 2002, we may sell, or “put,” common shares to Kingsbridge from time to time in amounts and at times we select at our sole discretion, subject to specific restrictions set forth in the Private Equity Line Agreement. The price for these sales is between 86% and 90% of the then current average market price of our common shares. The actual percentage will depend on an average market price of our common shares as follows:

Average Market Price

Greater Than	But Less
Or Equal To	Than	Percentage

$0.00	$3.00	86%

$3.00	$8.00	88%

$8.00	N/A	90%

      In addition, we must pay Brean Murray & Co., Inc. a 3.5% commission in connection with these sales. Brean Murray & Co., Inc. is an investment banking company that is a wholly-owned subsidiary of BMI Holding Co. A. Brean Murray, a director of the Company, owns 65.19% of the outstanding voting stock of BMI Holding Co. and his wife owns 17.78% of the outstanding voting stock of BMI Holding Co. Mr. Murray arranged the Private Equity Line Agreement and assisted us in negotiating its terms. As of January 8, 2001, we have paid $70,000 in commissions to Brean Murray & Co., Inc. in connection with sales of common shares to Kingsbridge under the Private Equity Line Agreement. We must also pay additional expenses in connection with these sales. We are not permitted to sell more than 19.9% of our outstanding common shares pursuant to this arrangement unless we first obtain shareholder approval under The Nasdaq SmallCap Market rules.

      Puts can be made every 15 trading days in amounts ranging from a minimum of $10,000 to a maximum of $1,000,000. The amounts depend on the then current trading volume and average market price of our common shares at the time of each put. We are required to put at least $7,500,000 of our common shares to Kingsbridge over the life of the Private Equity Line Agreement or pay Kingsbridge the discount on the unsold shares. As of January 8, 2001, we have issued 714,484 common shares under the Private Equity Line Agreement. Under the Private Equity Line Agreement, the average market price of our common shares for purposes of calculating the purchase price to be paid by Kingsbridge is the average of the lowest trade prices of the common shares as reported by Bloomberg L.P. on each of five days on which The Nasdaq SmallCap Market is open for trading. The five days are the two trading days before the day on which we deliver notice to Kingsbridge that we are exercising a put, the trading day on which we deliver the put notice, and the two trading days after the trading day on which we deliver the put notice.

      The Private Equity Line Agreement provides that we may not put our common shares to Kingsbridge unless the following conditions are satisfied or waived (none of which is within Kingsbridge’s control):

•	the registration statement must have been declared effective by the SEC and must remain effective;
•	the representations and warranties made by us in the Private Equity Line Agreement must be accurate in all material respects as of the date of each put and as of the date of the closing of the sale. One of our representations is that since November 30, 1999 there has been no material adverse change in our business, operations, properties, prospects or financial condition, except as disclosed in the registration statement or specified periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934;
•	we must have performed and complied with in all material respects all obligations under the Private Equity Line Agreement, the warrant and the Registration Rights Agreement entered into between us and Kingsbridge in connection with the Private Equity Line Agreement that are required to be performed as of the date of each put and as of the date of the closing of the sale;
•	no statute, rule, regulation, executive order, decree, ruling or injunction may be in effect that prohibits or directly and adversely affects any of the transactions contemplated by the Private Equity Line Agreement;
•	our common shares must not have been delisted from The Nasdaq SmallCap Market nor suspended from trading;
•	the issuance of the common shares must not violate the shareholder approval requirements of The Nasdaq SmallCap Market;
•	the number of shares to be put to Kingsbridge, together with any shares then held by Kingsbridge, must not exceed 9.9% of our common shares that would be outstanding upon completion of the put; as of January 8, 2001, Kingsbridge held 70,494 of our common shares; and
•	the average trading volume of our common shares for 26 of the 30 consecutive trading days immediately preceding a put must be at least 30,000 shares a day. The two highest and the two lowest trading volume days are excluded.

      In addition to these conditions, we consider the following factors when deciding whether to exercise a put:

•	our needs for cash;
•	the then current market price and trading volume of our common shares; and
•	our compliance with The Nasdaq SmallCap Market’s requirements for continued listing, including the requirement that we maintain a minimum of $2,000,000 of shareholders’ equity.

      In consideration for Kingsbridge’s commitment under the Private Equity Line Agreement, we issued a warrant to Kingsbridge on March 6, 2000. The warrant entitles the holder to purchase 200,000 common shares at a purchase price of $4.36 per share. The warrant is exercisable at any time until September 3, 2005. The warrant contains standard provisions that protect the holder against dilution by adjustment of the exercise price and the number of shares issuable pursuant to the warrant if any of the following occurs:

•	stock split
•	reverse stock split,
•	stock dividend,
•	reclassification,
•	merger,
•	statutory share exchange,
•	similar transactions affecting our common shares, or
•	specified issuances of common shares, convertible or exchangeable securities, options and warrants at less than the market price of the common shares, as defined in the Private Equity Line Agreement.

The warrant also provides for adjustments if we pay liquidating dividends. No adjustments are required for instruments or benefits issued under any of our stock option plans or in consideration or our acquisition of all or any part of the assets of another person. The exercise price of the warrant is payable either in cash or by a cashless exercise in which the number of common shares underlying the warrant having an aggregate fair market value at the time of exercise equal to the aggregate exercise price are cancelled as payment of the exercise price. Effective May 31, 2000, we granted A. Brean Murray, one of our directors, 10-year options to purchase 50,000 common shares at $4.36 a share, under our 1997 Stock Option Plan in connection with the Private Equity Line Agreement.

      We have completed the following sales of common shares under the Private Equity Line Agreement:

•	On April 13, 2000, we completed the sale of 167,131 common shares to Kingsbridge, at a price of $3.59 per share, for gross proceeds of $600,000.
•	On May 11, 2000, we completed the sale of 148,148 common shares to Kingsbridge, at a price of $2.70 per share, for gross proceeds of $400,000.
•	On June 22, 2000, we completed the sale of 177,515 common shares to Kingsbridge, at a price of $3.38, for gross proceeds of $600,000.
•	On November 3, 2000, we completed the sale of 108,696 common shares to Kingsbridge, at a price of $1.84 per share, for gross proceeds of $200,000.
•	On December 4, 2000, we completed the sale of 112,994 common shares to Kingsbridge, at a price of $1.77 per share, for gross proceeds of $200,000.

Our net proceeds, after deducting the commissions and the estimated expenses of the offerings, were approximately $1,793,380.

Nasdaq Shareholder Approval Requirement

      We are seeking shareholder approval to issue and sell, from time to time, up to 3,000,000 common shares (including the 714,484 common shares already issued) to Kingsbridge pursuant to the Private Equity Line Agreement. These shares constitute more than 20% of the 6,035,597 common shares outstanding as of March 6, 2000, the date we entered into the Private Equity Line Agreement. In addition, the purchase price for the common shares is at a discount to the market price of our common shares.

      Our common shares are listed for trading on The Nasdaq SmallCap Market. As a result, we must comply with Nasdaq corporate governance rules contained in the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4310(c)(25)(H) requires shareholder approval before we issue securities in connection with a transaction other than a public offering involving:

•	the sale or issuance by us of common shares or securities convertible into or exercisable for common shares;
•	equal to 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance;
•	for less than the greater of book or market value of the common shares.

      Although we have registered Kingsbridge’s resale of 1,000,000 of the common shares we sell to them, we are seeking shareholder approval of our issuance of common shares to Kingsbridge because that sale is being treated as a private placement of securities.

Outstanding Rights to Acquire Common Shares

      As of January 8, 2001, we had 6,750,081 common shares outstanding and the following rights to acquire our common shares were outstanding:

•	1,620,282 common shares reserved for issuance under our 1983 Stock Option Plan, 1991 Incentive Stock Option Plan, 1993 Director Stock Option Plan, 1997 Stock Option Plan and non-plan options, of which options to purchase an aggregate of 1,586,237 common shares were outstanding as of January 8, 2001. The number of shares reserved for issuance under our 1997 Stock Option Plan has been increased by an additional 325,000, subject to shareholder approval at the meeting. See Part II of this proxy statement;
•	11,424 common shares issuable upon the exercise of warrants issued to the placement agent in connection with Regulation S financing completed in April 1996;
•	55,120 common shares issuable upon the exercise of warrants issued in connection with the Regulation S Offering completed in April 1996;
•	200,000 common shares issuable upon exercise of the warrants originally issued to the underwriter in connection with our public offering of common shares that closed in June 1997;
•	200,000 common shares issuable upon exercise of the warrant issued to Kingsbridge in connection with the Private Equity Line Agreement on March 6, 2000;

•	common shares issuable to Kingsbridge pursuant to the Private Equity Line Agreement, subject to shareholder approval for amounts in excess of 1,000,000 shares;
•	400,000 common shares issuable upon exercise of warrants issued to CorRestore LLC and its agent Wolfe & Company on June 2, 2000 in connection with the License Agreement described in Part IV of this proxy statement; and
•	2,100,000 common shares issuable upon exercise of warrants to be issued to CorRestore LLC and its agent Wolfe & Company to be granted, subject to shareholder approval, when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States, exercisable based on our cumulative net sales of CorRestore™ patch products, as described in Part IV of this proxy statement.

Recommendation

      In the opinion of our Board of Directors, if the shareholders fail to approve the issuance of common shares to Kingsbridge as proposed, it could have a detrimental effect on our ability to fund our operations. The Board of Directors recommends a vote FOR approval of our issuance and sale, from time to time, of up to 3,000,000 common shares (including the 714,484 common shares already issued) for a cash price between 86% and 90% of the then current average market price of our common shares in a private placement to Kingsbridge Capital Limited that may not exceed an aggregate of $15 million pursuant to the Private Equity Line Agreement, our issuance and sale of a warrant to purchase up to 200,000 common shares to Kingsbridge, and our issuance and sale of the common shares subject to the warrant if it is exercised.

IV. APPROVAL OF ISSUANCE OF COMMON SHARES TO CORRESTORE

      We entered into a License Agreement as of June 2, 2000 granting us exclusive, worldwide, royalty-bearing licenses to specified rights relating to the CorRestore™ patch and related products and accessories for use in heart surgeries called surgical anterior ventricular restoration, or SAVR, subject to the terms and conditions of the License Agreement. You are being asked to consider and approve the equity portion of the compensation we agreed to pay for the licenses and related consulting services, specifically our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised, pursuant to the License Agreement, dated as of June 2, 2000.

      We issued five-year warrants to purchase 400,000 common shares at $3.00 a share to CorRestore LLC and its agent pursuant to the License Agreement on June 2, 2000. Pursuant to the License Agreement, we have agreed to issue to CorRestore LLC and its agent additional five-year warrants to purchase an additional 2,100,000 common shares at $3.00 a share, to be granted, subject to shareholder approval, when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States. These warrants will become exercisable based on our cumulative net sales of the CorRestore™ patch products. We currently estimate the value of the warrants to purchase the 300,000 common shares that have vested at approximately $1,097,000 and expect to amortize that value over the five-year term of the warrants. We have not yet valued the warrants to purchase the remaining 100,000 common shares subject to the warrant already granted or the warrants to purchase 2,100,000 common shares because their issuance or exercise is contingent on FDA clearance or approval and/or their exercise is dependent on sales of CorRestore™ patch products. See “The CorRestore™ patch — License Agreement” for a more detailed description of the warrants.

      We are seeking shareholder approval because the proposed transaction requires approval by our shareholders under Nasdaq Marketplace Rule 4310(c)(25)(H) to maintain our listing on The Nasdaq SmallCap Market. The number of shares subject to the warrants we have issued or propose to issue to CorRestore LLC and its agent exceeds 20% of our outstanding common shares as of June 2, 2000, the date we entered into the License Agreement with CorRestore LLC, its members and their agent.

      In addition, the License Agreement provides that CorRestore may terminate the licenses at any time within 120 days after the warrants to purchase 2,100,000 shares were otherwise issuable if we fail to receive shareholder approval required by the rules of The Nasdaq Stock Market by the date those warrants are otherwise issuable. As of June 2, 2000, we had 6,350,876 common shares outstanding, and 20% of that amount is 1,270,175 common shares. On June 2, 2000, we issued to CorRestore LLC and its agent warrants to purchase 400,000 common shares, exercisable at $3.00 a share pursuant to the License Agreement. The warrants became exercisable to purchase 300,000 shares immediately and become exercisable to purchase 50,000 shares when we receive clearance or approval from the FDA to market the CorRestore™ patch products in the United States and another 50,000 shares when we receive CE certification for the CorRestore™ patch. The additional warrants to purchase 2,100,000 common shares are issuable when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States, but only if we receive shareholder approval. The warrants will be exercisable at $3.00 a share and will become exercisable based on our cumulative net sales of the CorRestore™ patch products.

      We believe that the CorRestore™ patch products represent an opportunity for us. The warrants and other consideration under the License Agreement were determined by arm’s length negotiations between the parties to the License Agreement. Therefore, the Board of Directors unanimously recommends that shareholders approve our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised, pursuant to the License Agreement.

Vote Required to Approve the Issuance to CorRestore LLC and its agent and Principal Effects of Approval or Non-Approval

      The approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the proposed issuance of the warrants and common shares to CorRestore LLC and its agent. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. If such approval is obtained at the special meeting, we may issue and sell warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, of which we have already issued warrants to purchase 400,000 common shares, and we may issue and sell the common shares subject to the warrants if they are exercised, pursuant to the License Agreement.

      If such approval is not obtained, we will not be able to issue and sell the warrants to CorRestore LLC or its agent beyond the warrant to purchase 400,000 common shares already issued, and the common shares subject to that warrant. If such approval is not obtained by the date we receive clearance or approval from the FDA to market the CorRestore™ patch products in the United States, CorRestore LLC may terminate our licenses at any time within 120 days after that date. If our licenses are terminated, we will no longer have rights to develop, make or sell CorRestore™ patch products, the warrants already issued to CorRestore LLC and its agent will terminate, except that the vested portion of those warrants will continue to be exercisable for 90 days, and we will not be required to issue the warrants to purchase 2,100,000 common shares. We are seeking shareholder approval, in part, to remove one of the means by which CorRestore LLC may terminate the licenses and to comply with shareholder approval requirements for securities traded on The Nasdaq SmallCap Market.

The CorRestore™ patch

      We are developing the CorRestore™ patch, a new cardiac implant designed by CorRestore LLC, for use in heart surgeries called surgical anterior ventricular restoration, or SAVR. During SAVR, the surgeon restores, or remodels, an enlarged, poor functioning left ventricle to more normal size and function by inserting an implant, in most instances, or closing the defect directly. We entered into a license agreement as of June 2, 2000 giving us exclusive, worldwide, royalty-bearing licenses to specified rights relating to the CorRestore™ patch, subject to the terms and conditions of the License Agreement. Our objective is to obtain regulatory clearance or approval to sell the CorRestore™ patch and other regulatory approvals necessary to market outside the United States and to have the patch used in SAVR surgeries. Our initial target market is SAVR surgeries on patients with dilated ischemic cardiomyopathy due to a previous myocardial infarction involving the anterior wall of the ventricle. Ischemic cardiomyopathy is a damaged heart muscle caused by the obstruction of the inflow of blood from the arteries, resulting in an enlarged ventricle. Myocardial infarction is the death of an area of the middle muscle layer in the heart wall.

Market Overview

      Congestive heart failure is when the heart is unable to pump enough blood the meet the circulation needs of the body. It is the number one cause of death for persons over age 65. Approximately 5,000,000 persons in the United States have been diagnosed with congestive heart failure, and each year an estimated 550,000 additional persons in the United States are diagnosed with this condition. An estimated 30% of those with congestive heart failure are in Class III or IV, based on the New York Heart Association classifications. These classifications divide patients into four classes based on how debilitating their condition is. Of these patients in Classes III and IV, only approximately 61% survive one year after they are diagnosed with congestive heart failure, and, for all classes, there is a 40% annualized rate of readmission to the hospital for congestive heart failure.

      One of the many causes of congestive heart failure is dilated cardiomyopathy, which is generally a disease that damages the heart muscle, resulting in an enlarged ventricle. The left ventricle is the chamber of the heart that pumps the blood through the body. Most cases of congestive heart failure result from the failure of the left ventricle and the resulting backup of fluid in the lungs. As a result of dilated cardiomyopathy, the muscles in the ventricle become thinner and weaker, the ventricle becomes enlarged, and it is not able to pump blood through the body with enough force. Often the body reacts with short-term solutions that further damage the muscle. Drug therapies can be used to treat congestive heart failure, but they often only relieve symptoms or reduce the body’s reactions to the problem with the pump.

      Ventricular remodeling is a surgical technique that can be used to treat some patients suffering from congestive heart failure. It involves reducing the size of the ventricle to restore more normal function. During SAVR, the surgeon restores, or remodels, an enlarged, poor functioning left ventricle to more normal size and function by inserting an implant, in most instances, or closing the defect directly. Two heart surgeons and their company, CorRestore LLC, have designed and patented a patch for use in SAVR that they believe is easier to implant and provides a better seal against leaks at the perimeter than existing patches, which are formed by the surgeon during the surgery out of dacron or bovine pericardium tissue. These existing patches take time for the surgeon to form, can be difficult to insert, and can leak around the edges. One study of SAVR surgeries using existing dacron patches indicates a higher 12-month and 18-month survival rate and a lower hospital re-admission rate for patients undergoing SAVR.

      We believe that the trends in aging of the population and the demand to reduce health care costs, and the increased survival rate after initial heart problems, will increase the number of persons diagnosed with congestive heart failure and will increase the demand for procedures that can increase the survival rate and decrease the hospital re-admission rate for these patients.

Business Strategy

      Our objective is to obtain regulatory clearance or approval to sell the CorRestore™ patch and to have the patch used in SAVR surgeries. Key elements of our strategy are as follows:

      Obtain Regulatory Clearance or Approval for the CorRestore™ patch. We are currently working with the inventors to design and execute the preliminary and definitive clinical tests necessary to obtain regulatory approvals for the CorRestore™ patch, including FDA clearance and CE certification. We currently believe that the CorRestore™ patch is eligible to seek 510(k) clearance to market the product in the United States. If human clinical trials are required by the FDA, we will have to file IDE applications with the FDA before beginning the human clinical trials. However, the FDA could require a PMA application, which would require significantly more time and expense. Assuming the FDA requires 510(k) clearance and not PMA approval, and human clinical trials are not required, we expect the process of development, testing, application, clearance and preparing to manufacture the product to take approximately one year and to cost us approximately $1,000,000. If the 510(k) process requires human clinical trials, we expect the process of development, testing, application, clearance and preparing to manufacture the product to take approximately two years and to cost us approximately $2,000,000 to $3,000,000. If PMA approval is required, the time and cost of development, testing, application, clearance and preparing to manufacture the product could be significantly greater. These expenditures will require us to raise additional capital.

      Target Surgical Procedures Where Benefits Have Been Demonstrated. Our initial target market is SAVR surgeries on Class III and IV congestive heart failure patients with dilated ischemic cardiomyopathy due to a previous myocardial infarction in the anterior wall of the left ventricle. Dilated ischemic cardiomyopathy is a damaged heart muscle caused by the obstruction of the inflow of blood from the arteries and resulting in an enlarged ventricle. Myocardial infarction is death of an area of the middle muscle layer in the heart wall. One study of SAVR surgeries on these patients, using patches that were formed by the surgeon during the surgery out of dacron, indicates a higher 12-month and 18-month survival rate and a lower hospital re-admission rate for patients undergoing SAVR. These existing patches take time for the surgeon to form, can be difficult to insert, and can leak around the edges. Therefore, we believe it will be possible to demonstrate the clinical benefits of the CorRestore™ patch and to gain market acceptance for this product in connection with these surgeries.

      Demonstrate the Clinical Benefits and Promote Acceptance of the CorRestore™ patch. We intend to sponsor clinical studies using the CorRestore™ patch to provide additional evidence of its benefits. The resulting publication of any favorable papers can be used to help convince the medical community of the clinical benefits of the CorRestore™ patch. We also expect to promote the acceptance of the CorRestore™ patch in the medical community by encouraging cardiac surgeons in leading hospitals, whose opinions and practices we believe are valued by other hospitals and physicians, to use the CorRestore™ patch. We believe that the successful evaluations of the CorRestore™ patch by these medical professionals will accelerate the acceptance of the CorRestore™ patch by other medical professionals.

      Invest in Marketing and Sales Activities. Once the CorRestore™ patch may be marketed and sold in the United States, we expect to use our existing distribution network of direct sales employees to distribute the product in the United States. We expect to be dependent on international distributors for international sales of the CorRestore™ patch products. We also expect to invest in marketing and sales efforts to increase the medical community’s exposure to the CorRestore™ patch, including participation in trade shows, conducting seminars and direct advertising. We expect to realize some synergies with our Cerebral Oximeter selling efforts because our sales personnel will be calling on some of the same persons to sell both products.

      Establish an Insurance Reimbursement Code for SAVR. We desire to obtain a reimbursement code for SAVR from private and government insurers. These codes permit medical insurance reimbursement for this procedure. We believe reimbursement would increase use of the procedure and the CorRestore™ patch. We might not be able to get a reimbursement code for SAVR, and sales of CorRestore™ patches could be harmed if we fail to obtain these codes.

Product

      We are developing the CorRestore™ patch for use in SAVR surgeries. During SAVR, the surgeon restores, or remodels, an enlarged, poor functioning left ventricle to more normal size and function by inserting an implant, in most instances, or closing the defect directly.

SAVR is currently generally performed using a patch that is formed by the surgeon during the surgery out of dacron or bovine pericardium tissue. These existing patches take time for the surgeon to form, can be difficult to insert, and can leak around the edges.

      As a result of these problems, the inventors developed a non-circular bovine pericardium, or cow heart-sac, tissue patch with an integrated soft dacron suture ring. It is being developed to make SAVR easier for the surgeon and to provide a better seal on the edges of the patch to minimize leaking. The inventors and their company, CorRestore LLC, filed for a patent with respect to their patch, which was issued in part in February 2000 and expires in May 2018. Other claims under the patent application are still pending. The claims allowed relate primarily to the product design of a soft suture ring integrated with a patch.

      We plan to offer kits containing the patches, needles, strips of pericardium, sizers, holders and sutures to hospitals performing SAVR. We currently expect the retail price of these kits to be $3,500 to $5,000, although we have done only preliminary market research regarding our proposed pricing. See “Competition.” Prices to distributors will be significantly discounted from the retail price. Because of the requirements for sterility and pursuant to our License Agreement, the patches and kits will be manufactured for us by PM Devices, Inc. We will be dependent on PM Devices, Inc. to develop and conduct the in vitro and animal testing required for FDA clearance or approval of the CorRestore™ patch and to manufacture our entire requirements for the patches. We have already entered into a Contract Development and Manufacturing Agreement with PM Devices, Inc.

License Agreement

      We entered into a License Agreement as of June 2, 2000 with the inventors and their company, CorRestore LLC. The license grants us exclusive, worldwide, royalty-bearing licenses to specified rights relating to the CorRestore™ patch and related products and accessories for SAVR, subject to the terms and conditions of the License Agreement. The license also grants us the right to use the names of the inventors and CorRestore™ on patch products, as trademarks and in advertising, as long as they do not object to such use within 20 days after the proposed use is submitted to them. We also have specified rights to future developments relating to the patch products if we incorporate the developments in the patch products, begin testing them, receive clearances to market them and actually begin marketing them within specified time periods. Transfer and sublicensing of our licenses are restricted by the License Agreement.

      Pursuant to the License Agreement, CorRestore LLC has agreed to provide us with various consulting services for up to 10 days during each of our fiscal years during the term of the licenses. These services include the following relating to the CorRestore™ patch:

•	assisting us in designing and executing the clinical tests necessary to demonstrate the safety and efficacy of the CorRestore™patch or to obtain regulatory approvals;
•	assisting us in preparing and defending applications for regulatory approvals and patent and other intellectual property applications;
•	training our personnel and customers in the use of the CorRestore™ patch;
•	providing ongoing technical and general consulting and advice;
•	assisting with product designs; and

•	consulting with us in connection with regulatory applications, marketing efforts and efforts to obtain insurance reimbursement codes.

We have agreed to pay all of the expenses of such consultation, of clinical testing of the CorRestore™ patch and of the existing patent and future patent applications or registrations after the date of the license. We are dependent on the inventors for further development of the CorRestore™ patch, training doctors in SAVR and training our personnel and customers in the use of the CorRestore™ patch.

      In exchange for the licenses and consulting services, we agreed to the following compensation for CorRestore LLC and its agent, Wolfe & Company:

•	A royalty of 10% of our net sales of products subject to the licenses, for the term of the patent relating to the CorRestore™ patch, or for 10 years from the date of the first commercial sale if the patent is determined to be invalid.
•	Five-year warrants to purchase up to 400,000 common shares at $3.00 a share. The warrants became exercisable to purchase 300,000 shares immediately and become exercisable to purchase an additional 50,000 shares when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States and another 50,000 shares when we receive CE certification for the CorRestore™ patch. The warrant expires when the license terminates, except that the vested portion of the warrant remains exercisable for an additional 90 days or, if the licenses terminate because of specified breaches by us, for the remaining term of the warrant.
•	Subject to shareholder approval, five-year warrants to purchase 2,100,000 common shares at $3.00 a share, to be granted when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States. The warrants will become exercisable based on our cumulative net sales of the CorRestore™ patch products as follows:

Additional Portion
Net Sales	of Shares
$5,000,000	233,330

$10,000,000	233,330

$20,000,000	233,340

$35,000,000	350,000

$55,000,000	466,000

$80,000,000	584,000

The warrant expires when the license terminates, except that the vested portion of the warrant remains exercisable for an additional 90 days or, if the licenses terminate because of specified breaches by us, for the remaining term of the warrant. CorRestore LLC may terminate our licenses if we do not obtain shareholder approval for the issuance of this warrant.

•	A consulting fee of $25,000 a year to each of the two inventors until we sell 1,000 CorRestore™ patches.

This compensation was determined by negotiation among the parties. We desired to minimize the cash payable and to provide compensation based on achievement of milestones relating to the CorRestore™ patches. We believe that if the milestones are met, the compensation is fair to us and in the best interest of our shareholders, and to the extent the milestones are not met, the compensation is not paid.

      We have also agreed to increase the size of our Board of Directors and add CorRestore LLC’s designee as a director, if CorRestore LLC designates a person by June 2, 2001. We have also agreed to cooperate with CorRestore LLC to establish a mutually acceptable medical advisory board to provide us with information and advice regarding the CorRestore™ patch. The inventors and CorRestore LLC also agreed to specified confidentiality, non-competition and non-solicitation provisions in the License Agreement and we agreed to specified confidentiality provisions in the License Agreement. Effective May 31, 2000, we also granted A. Brean Murray, one of our directors, 10-year options to purchase 50,000 common shares at $3.00 a share, under our 1997 Stock Option Plan. Mr. Murray assisted us in negotiating the license agreement and the exercise price of his options is the same as the exercise price of CorRestore LLC’s warrants.

      CorRestore LLC and the inventors may terminate the licenses as follows:

•	In their sole discretion, within 120 days after we consummate specified types of business combination transactions with another entity and the holders of our common shares immediately before the transaction hold less than 50% of the surviving entity’s or its ultimate parent’s outstanding voting securities immediately after the transaction, but only if (1) the transaction is consummated before June 2, 2002, and (2) the consideration received by our shareholders in the transaction has a fair market value of less than $10.00 a share.
•	In their sole discretion, if Bruce J. Barrett ceases to be our chief executive officer or ceases to be responsible for our activities relating to the licenses, but only if (1) one of these events happens before June 2, 2005, and (2) CorRestore LLC or either of the inventors exercises the right to terminate within 120 days after the event occurs.
•	In their sole discretion, if we materially breach specified covenants in the License Agreement and fail to cure the breach within 90 days (30 days for payment obligations) after CorRestore LLC notifies us of the breach, but only if CorRestore LLC exercises its right to terminate within 120 days after the 90-day cure period expires.
•	In their sole discretion, if we do not obtain shareholder approval of the issuance of the warrants to purchase 2,100,000 common shares on or before the date we must issue the warrants.
•	In their sole discretion, if our common shares are delisted from The Nasdaq Stock Market and are not re-listed within 90 days, but only if CorRestore LLC exercises its right to terminate within 120 days after the 90-day period expires.
•	In their sole discretion, if we make an assignment for the benefit of our creditors or voluntarily commence any bankruptcy, receivership, insolvency or liquidation proceedings and the action is not reversed or terminated within 90 days, but only if CorRestore LLC exercises its right to terminate within 120 days after the 90-day period expires.

•	CorRestore LLC may exclude specified countries from the geographic scope of the license if we have not begun marketing the CorRestore™ patch products or begun the process of obtaining necessary regulatory approval to sell CorRestore™ patch products in that country within one year after the date we file a 510(k) clearance application or PMA approval application with the FDA with respect to the CorRestore™ patch products. The countries may be excluded from the license only if we fail to cure the breach of this provision within 90 days after CorRestore LLC notifies us of the breach.
•	CorRestore LLC may change our licenses to be non-exclusive for developments that we do not incorporate in the patch products, begin marketing or testing, receive clearances to market or IDE approvals and actually begin marketing within specified time periods.
•	Our licenses become non-exclusive for products that we do not begin marketing and selling in the United States within 30 days after we receive 510(k) clearance or approval of a PMA application from the FDA to market the applicable product in the United States.

      We may terminate the licenses as follows:

•	In our sole discretion, within 120 days after we sign a definitive agreement for specified types of business combination transactions with another entity and the holders of our common shares immediately before the transaction hold less than 50% of the surviving entity’s or its ultimate parent’s outstanding voting securities immediately after the transaction. If we use this provision to terminate the licenses, we must pay $1,000,000 to CorRestore LLC and the inventors.
•	In our sole discretion, if CorRestore LLC or either of the inventors materially breaches specified covenants in the license agreement and fails to cure such breach within 90 days after we notify the applicable party of the breach, but only if we exercise our right to terminate within 120 days after the 90-day cure period expires.

Competition

      The CorRestore™ patch will compete against existing patches, which are formed by the surgeon during SAVR surgeries out of dacron or bovine pericardium tissue. These existing patches take time for the surgeon to form, can be difficult to insert, and can leak around the edges. Although we believe the CorRestore™ patch has important advantages over patches that are currently used, including its ease of use and better seal against leaks at the edge, existing patches are significantly less expensive. In addition to promoting SAVR in general as a treatment for congestive heart failure, we will have to convince users that the advantages of the CorRestore™ patch outweigh its additional cost. At least one study using dacron patches indicates that they are effective. SAVR is in the early stages of its development and, if it develops, the market for patches used in SAVR might become highly competitive. There are many larger companies in this industry that have significantly larger research and development budgets than ours. Competitors may be able to develop additional or better treatments for congestive heart failure.

      We believe that a manufacturer’s reputation for producing effective, sterile, reliable and technically advanced and patented products, clinical literature, association with leaders in the field, references from users, surgeon convenience and price are the principal competitive factors in the medical supply industry.

Insurance

      Because the Cerebral Oximeter and the CorRestore™ patch are intended to be used in hospital critical care units with patients who may be seriously ill or may be undergoing dangerous procedures, we might be exposed to serious potential products liability claims. We have obtained products liability insurance with a liability limit of $2,000,000. We expect to increase this coverage when we begin human clinical trials, if they are required, or when we begin selling the CorRestore™ patches because of the higher risk associated with this product. We also maintain coverage for property damage or loss, general liability, business interruption, travel-accident, directors’ and officers’ liability and workers’ compensation. We do not maintain key-man life insurance.

Properties

      We believe that, depending on sales of the Cerebral Oximeter, our current facility is more than suitable and adequate for our current needs, including our assembly of the Cerebral Oximeter, storing inventories of CorRestore™ patch products and conducting our operations in compliance with prescribed FDA QSR guidelines, and will allow for substantial expansion of our business and number of employees.

Risk Factors

      The following are risk factors relating to our CorRestore™ patch:

We have incurred losses in every year of our existence and expect our losses to continue in fiscal 2001; our ability to continue as a going concern is uncertain.

      We have incurred net losses in every year of our existence. From our inception on January 15, 1982 through November 30, 2000, we incurred an accumulated deficit of $50,123,746, including a net loss of $3,622,087 for the year ended November 30, 2000. Companies such as ours frequently encounter delays, expenses, problems and uncertainties in developing products and markets for new products. We do not believe that our product sales will be sufficient to support our operations in fiscal 2000 or fiscal 2001, for many reasons, including:

•	the need for customer education about the clinical benefits of the Cerebral Oximeter,
•	the lengthy sales cycle for the Cerebral Oximeter,
•	the expected costs of developing the CorRestore™ patch, product-line extensions of the Cerebral Oximeter for use on newborns, other non-brain tissue applications of our INVOS technology and enhancements to the Cerebral Oximeter and SomaSensor,
•	our need to attract and service a customer base, and

•	our ability to manufacture our products on a commercial scale in a cost-effective manner.

For the foreseeable future, we believe that we will continue to incur net losses. It is possible that we will never become profitable. Due to our history of losses and our current financial condition, our independent auditors’ report includes an explanatory paragraph referring to an uncertainty concerning our ability to continue as a going concern.

We might not be able to successfully develop and market the CorRestore™ patch.

      We are developing the CorRestore™ patch for use in SAVR surgeries. We must further develop the patch, perform clinical testing, obtain FDA clearance or approval to sell the CorRestore™ patch in the United States and obtain approvals to sell the CorRestore™ patch outside of the United States. The time and expense necessary to develop the CorRestore™ patch are not certain. In addition, we have no previous experience in developing, manufacturing or marketing surgical patches, and the following are some of the risks we face:

•	we might not be able to develop an effective patch;
•	clinical tests required to obtain regulatory approval might be significantly more expensive or time consuming than we expect;
•	we might not be able to obtain FDA clearance or approval to market the patch in the United States, for various reasons, including if clinical tests do not show the patch to be safe and effective, if the FDA deems the data unsuitable, or if the FDA requires additional or follow-up testing;
•	the final product might not be economical to manufacture or market;
•	we will be dependent on third parties to perform the clinical tests and to manufacture the patch; and
•	third parties might introduce equivalent, superior or less expensive products.

Therefore, we might not be successful in marketing this product even if we receive clearance or approval to sell it.

Development of the CorRestore™ patch could adversely affect operating results, distract management and dilute shareholders.

      Assuming the FDA requires 510(k) clearance and not PMA approval, and human clinical trials are not required, we expect the process of development, testing, application, clearance and preparing to manufacture the CorRestore™ patch to take approximately one year and to cost us approximately $1,000,000. If the 510(k) process requires human clinical trials, we expect the process of development, testing, application, clearance and preparing to manufacture the CorRestore™ patch to take approximately two years and to cost us approximately $2,000,000 to $3,000,000. We will not be able to sell the patch in the United States until FDA clearance or approval is obtained. Our efforts to develop and market this patch could disrupt our ongoing Cerebral Oximeter business and distract our management and employees, and they are expected to increase our expenses significantly. In addition, pursuant to our CorRestore™ licenses, we have granted warrants to purchase 400,000 common shares at an exercise price of $3.00 a share, and have agreed to issue warrants to purchase an additional 2,100,000 common shares, subject to obtaining shareholder approval, at an exercise price of $3.00 a share. These warrants will increase our expenses and could dilute the interests of our existing shareholders. We might be required to issue additional common shares to finance the development of the CorRestore™ patch, which could further dilute the interests of our existing shareholders.

Our products are new and might not be accepted by the medical community.

      To date, the medical community has had little exposure to us or our technology. Because the medical community is often skeptical of new companies and new technologies, members of the medical community might not perceive a need for the Cerebral Oximeter or the CorRestore™ patch or be convinced of their clinical benefits. In addition, hospital purchasing decisions for equipment like the Cerebral Oximeter are often made by hospital purchasing committees that might not include the user of the equipment. In such a case, the committees must be convinced to purchase our product. Even if we are successful in convincing physicians, other medical professionals and their hospital purchasing committees of the need for the Cerebral Oximeter, they might be unwilling or unable to commit funds to the purchase of the Cerebral Oximeter due to limited budgets or decreases in capital expenditures. In many cases, these limits are due to hospital cost controls, increased managed care and fixed reimbursements for the medical procedures in which the Cerebral Oximeter is used. If our products fail to achieve market acceptance, our business, financial condition and results of operations could be adversely affected.

We are largely dependent on others to demonstrate the clinical benefits of SAVR surgery, to train surgeons and to obtain reimbursement codes for the procedure.

      We are dependent on positive results of clinical research to convince heart surgeons of the clinical benefits of SAVR, and we are dependent on others to help train surgeons in the procedure. Even if surgeons are convinced of the benefits of SAVR and are trained to perform it, we must convince them to use the CorRestore™ patch in the procedure, rather than a less expensive substitute. In addition, patients might be unwilling to undergo the procedure unless insurers are willing to reimburse them for the cost of the procedure.

The medical products industry is intensely competitive.

      We believe that the markets for cerebral oximetry products and the CorRestore™ patch, if they develop, may become highly competitive. We know of foreign companies that have sold products relating to cerebral metabolism monitoring for research or evaluation. In addition, if and when the CorRestore™ patch is developed, it will compete against existing patches, which are formed by the surgeon during SAVR surgeries out of dacron or bovine pericardium tissue. These existing patches take time for the surgeon to form, can be difficult to insert, and can leak around the edges. Although we believe the CorRestore™ patch has important advantages over patches that are currently used, existing patches are significantly less expensive and at least one study using dacron patches indicates that they are effective.

      The medical products industry is characterized by intense competition and extensive research and development. Other companies and individuals are engaged in research and development of non-invasive cerebral oximeters, and extensive research and development is ongoing regarding congestive heart failure. We believe there are many other potential entrants into our markets. Some of these potential competitors have well-established reputations, customer relationships and marketing, distribution and service networks. Some of them have substantially longer histories in the medical products industry, larger product lines, and greater financial, technical, manufacturing, research and development and management resources than we do. Many of these potential competitors have long-term product supply relationships with our potential customers. These potential competitors might succeed in developing products that are at least as reliable and effective as our products, that make additional measurements, that are less costly than our products, or that provide alternatives to our products, such as additional or better treatments for congestive heart failure.

      These potential competitors may be more successful than we are in manufacturing and marketing their products, and may be able to take advantage of the significant time and effort we have invested to gain medical acceptance of cerebral oximetry and the time and effort we expect to invest to gain medical acceptance of SAVR and the CorRestore™ patch. In addition, two patents issued to an unaffiliated third party and relating to cerebral oximetry expired in 2000, one patent issued to an unaffiliated third party and relating to cerebral oximetry expired in 1999, and two patents issued to an unaffiliated third party and relating to cerebral oximetry expired in 1998. These expiring patents will make that technology generally available and potentially help the development of competing products. Successful commercial development of competing products could lead to loss of market share and lower margins and have an adverse effect on our business, financial condition and results of operations.

      We also compete indirectly with numerous companies that sell medical equipment to hospitals for the limited amount of funding allocated to capital equipment in hospital budgets. The market for medical equipment is subject to rapid change due to an increasingly competitive, cost-conscious environment and to government programs intended to reduce the cost of medical care. Many of these manufacturers of medical equipment are large, well-established companies whose resources, reputations and ability to leverage existing customer relationships may give them a competitive advantage over us. Our products and technology also compete indirectly with many other methods currently used to measure blood oxygen levels or the effects of low blood oxygen levels.

We expect to need substantial additional financing to fund our operations.

      We will require substantial additional capital to further develop our products, to commercialize our products and to sustain our operations. If we sell the remaining 285,516 common shares to Kingsbridge pursuant to the Private Equity Line Agreement, based on the market prices existing as of January 8, 2001, we expect that the net proceeds of those sales will be adequate to satisfy our operating and capital requirements through February 2001. By that time, we will be required to raise additional cash either though additional sales of our products, through sales of securities, by incurring indebtedness or by some combination of these alternatives. We do not believe that our product sales will be sufficient to sustain our operations at that time and we have no current commitments for any debt financing. We also have no current commitments for any additional sales of securities, other than pursuant to the Private Equity Line Agreement if we obtain shareholder approval to issue additional shares. See Part III of this proxy statement. In the past, we have raised required capital through sales of additional equity securities. If we are unable to raise additional cash by that time, we will be required to reduce or discontinue our operations.

      Changes in the market price or trading volume of our common shares could reduce the proceeds we receive for selling those common shares, decrease the number of shares we can sell in a particular period or both. In addition, changes in our business or business plans or unexpected expenses could change our cash needs. Our future cash needs will depend on many factors, including:

•	the cost of developing and testing the CorRestore™ patch,
•	the time and cost involved in obtaining regulatory approvals;
•	the cost of marketing and assembly activities,
•	whether we can successfully market our products,
•	the rate of market acceptance of our products,
•	the scope of our research and development programs,
•	the length of time required to collect accounts receivable, and
•	competing technological and market developments.

Each of these factors could shorten the length of time our cash and cash equivalents on hand and the cash we receive from sales of our common shares in our registered public offering, if any, or under the Private Equity Line Agreement will sustain our operations. When we need additional financing, it might not be available on terms acceptable to us or at the times we require it, if at all, and such financing will likely dilute the interests of existing shareholders.

Our performance depends on our ability to attract and retain key personnel.

      Our future performance depends in significant part on the continued service of our senior management, including Bruce J. Barrett, President and Chief Executive Officer, and various scientific, technical and manufacturing personnel. Our loss of any of these key personnel could have an adverse effect on us. In addition, CorRestore LLC may terminate its licenses with us if Bruce J. Barrett ceases to be our Chief Executive Officer or ceases to be responsible for our activities relating to the license at any time before June 2, 2005. We do not maintain key-man life insurance on any of our key personnel. In addition, competition for qualified employees is intense, and if we are unable to attract, retain and motivate additional, highly-skilled employees required for the expansion of our operations, our business, financial condition and results of operations could be adversely affected. Our ability to retain existing employees and attract new employees might be adversely affected by our current financial situation. We cannot assure you that we will be able to retain our existing personnel or attract additional, qualified persons when required and on acceptable terms.

We are dependent on our distributors for our international sales.

      We are dependent on our distributors to generate international sales of Cerebral Oximeters and we expect to depend on distributors for international sales of the CorRestore™ patch if and when it is developed. We believe that our current distributors are knowledgeable, and we have a training program for new distributors concerning our technology and our Cerebral Oximeter and SomaSensor. However, independent distributors might not have sufficient knowledge about, or familiarity with, our technology or products to demonstrate adequately their operation and clinical benefits. If our distributors fail to market, promote and sell our products adequately, our business, financial condition and results of operations would be adversely affected.

      We might not be able to engage additional distributors on a timely basis, enter into other third-party marketing arrangements, or retain or replace our existing distributors, when required. If we are unable to engage, replace or retain distributors, our ability to market and sell our products internationally could be adversely affected. In addition, any required distributor terminations could increase our costs. Even if we are able to engage and retain distributors, they might incur conflicting obligations to sell other companies’ products or they might distribute other products that provide greater revenues than are provided by our products.

      One international distributor accounted for approximately 23% of our net revenues for fiscal 1999. In addition, in fiscal 2000 we entered into an exclusive distributor agreement with Nellcor Puritan Bennett Export, Inc. currently covering 39 countries for our Cerebral Oximeter. The loss of either of these distributors could have an adverse effect on our business, financial condition and results of operations.

New product development is expensive and might not result in commercially viable products.

      We have invested substantial resources to develop the Cerebral Oximeter and the related disposable SomaSensor. We expect to continue to invest substantial resources to develop:

•	the CorRestore™ patch,
•	product-line extensions of the Cerebral Oximeter for use on newborns,
•	other non-brain tissue applications of INVOS technology, and
•	enhancements to the Cerebral Oximeter and SomaSensor.

New products require extensive testing and regulatory clearance before they can be marketed, and substantial customer education concerning the product’s use, advantages and effectiveness. In addition, sales of our cerebral oximetry products might be limited because of resistance to major capital equipment expenditures by hospital purchasing committees. Sales of all of our products might be limited because hospitals might fear that the cost of a new device or product will lower its profits because medical insurers generally fix reimbursement amounts for the procedures in which our products might be used. We might not be able to develop commercially viable products. In addition, we are dependent on third parties to develop and test the CorRestore™ patch.

Patients might assert products liability claims against us.

      Because we test, market and sell a patient monitoring device and a heart patch, patients might assert products liability claims against us. The Cerebral Oximeter is used in operating rooms and other critical care hospital units with patients who might be seriously ill or might be undergoing dangerous procedures. The CorRestore™ patch is expected to be used on seriously ill patients undergoing a dangerous procedure. On occasion, patients on whom the Cerebral Oximeter is being used, or in whom a CorRestore™ patch is implanted, may be injured or die as a result of their medical treatment or condition. We might be sued because of such injury or death, and regardless of whether we are ultimately determined to be liable, we might incur significant legal expenses not covered by insurance. In addition, products liability litigation could damage our reputation and impair our ability to market our products. Litigation could also impair our ability to retain products liability insurance or make our insurance more expensive. We have products liability insurance with a liability limit of $2,000,000. This insurance is costly and even though it has been obtained, we might not be able to retain it. Even if we are able to retain this insurance, it might not be sufficient to protect us in the event of a major defect in the Cerebral Oximeter or the CorRestore™ patch. If we are subject to an uninsured or inadequately insured products liability claim based on the performance of the Cerebral Oximeter or the CorRestore™ patch, our business, financial condition and results of operations could be adversely affected.

We are dependent on third parties for manufacturing our products and testing the CorRestore™ patch.

      We are dependent on various suppliers for manufacturing the components for our Cerebral Oximeter and the related disposable SomaSensor. We believe that each component is generally available from several potential suppliers. However, engaging additional or replacing existing suppliers of custom-designed components is costly and time consuming. We do not intend to maintain significant inventories of components, Cerebral Oximeters or SomaSensors. Therefore, we might incur delays in meeting delivery deadlines if a particular supplier is unable or unwilling to meet our requirements. We estimate that it would require approximately three to four months to change SomaSensor suppliers. In addition, we do not have direct control over the activities of our suppliers and are dependent on them for quality control, capacity, processing technologies and, in required cases, compliance with FDA Quality System Regulation requirements. If we cannot replace suppliers on a timely basis when necessary, our business, financial condition and results of operations may be adversely affected. In addition, because we do not have long-term agreements with our suppliers, we might be subject to unexpected price increases which might adversely affect our profit margins.

      We will be dependent on a third party to test and manufacture the CorRestore™ patch. Our License Agreement limits the parties that we may engage. We have engaged PM Devices, Inc. to manufacture the CorRestore™ patch. The ultimate success of our CorRestore™ business is dependent on our ability to manage the manufacturer of the CorRestore™ patch. If we are unsuccessful in managing the manufacturer of the CorRestore™ patch, our business could be adversely affected.

Nasdaq Shareholder Approval Requirement

      In exchange for the licenses, the License Agreement required us to issue five-year warrants to purchase 400,000 common shares at $3.00 a share on June 2, 2000, and, subject to shareholder approval, requires us to issue five-year warrants to purchase an additional 2,100,000 common shares at $3.00 a share, when we receive clearance or approval from the FDA to market the CorRestore™ patch in the United States, exercisable based on our cumulative net sales of the CorRestore™ patch products. The shares issuable upon exercise of these warrants constitute more than 20% of the 6,350,876 common shares outstanding as of June 2, 2000, the date we entered into the License Agreement.

      Our common shares are listed for trading on The Nasdaq SmallCap Market. As a result, we must comply with Nasdaq corporate governance rules contained in the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4310(c)(25)(H) requires shareholder approval before we issue securities in connection with the acquisition of the stock or assets of another company if:

•	due to the present or potential issuance of common shares, or securities convertible into or exercisable for common shares, other than a public offering for cash;
•	the common shares have or will have upon issuance voting power of at least 20% of the voting power outstanding before the issuance or will be at least 20% of the number of common shares outstanding before the issuance.

If all of the warrants issuable pursuant to the License Agreement became exercisable and were exercised, the 2,500,000 common shares issued would exceed 20% of the 6,350,876 common shares outstanding on June 2, 2000, the date we entered into the License Agreement.

Outstanding Rights to Acquire Common Shares

      For a description of the number of common shares and rights to acquire our common shares that were outstanding as of January 8, 2001, see “Outstanding Rights to Acquire Common Shares” in Part III of this proxy statement.

Recommendation

      In the opinion of our Board of Directors, if the shareholders fail to approve the issuance of the warrants to CorRestore LLC and its agent, and common shares issuable upon exercise of those warrants, as proposed, it could have a detrimental effect on our business, because we might lose our license rights under the License Agreement. The Board of Directors recommends a vote FOR approval of our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised.

V.  OTHER MATTERS

Annual Report

      A copy of our Annual Report to Shareholders for the fiscal year ended November 30, 2000 accompanies this proxy statement. We file an Annual Report on Form 10-K with the Securities and Exchange Commission. We will provide, without charge, to each person being solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended November 30, 2000 (as filed with the Securities and Exchange Commission, excluding exhibits for which a reasonable charge shall be imposed). All such requests should be directed to Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Investor Relations Department.

Independent Accountants

      Deloitte & Touche LLP are our independent accountants and have reported on the financial statements in our 2000 Annual Report to Shareholders, which accompanies this proxy statement. Our independent accountants are appointed by our Board of Directors after receiving the recommendation of its Audit Committee. We will not select our independent accountants for the fiscal year ending November 30, 2001 until later in our fiscal year.

      A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if he desires to do so. The representative will also be available to respond to appropriate questions.

Shareholder Proposals

      Proposals of shareholders that are intended to be presented at our 2002 Annual Meeting of Shareholders must be received by our Secretary at our offices, 1653 East Maple Road, Troy, Michigan 48083-4208, no later than September 20, 2001 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

      We must receive notice of any proposals of shareholders that are intended to be presented at our 2002 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, no later than December 4, 2001 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Somanetics Corporation, 1653 East Maple Road, Troy, Michigan 48083-4208, Attention: Investor Relations Department. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Other Business

      Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and none of us has any present knowledge that other matters will be presented for action at the annual meeting by others. However, if other matters are properly presented to the meeting, the persons named in the enclosed proxy intend to vote the shares represented by the proxy in accordance with their best judgment.

By order of the Board of Directors

Bruce J. Barrett President and Chief Executive Officer

Troy, Michigan
January 18, 2001

EXHIBIT A
AMENDED AND RESTATED
SOMANETICS CORPORATION
1997 STOCK OPTION PLAN

      1. Definitions: As used herein, the following terms shall have the following meanings:

(a) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations thereunder.

(b) “Committee” shall mean, (i) with respect to administration of the Plan regarding Participants who are subject to Section 16(a) and (b) of the Exchange Act, a committee meeting the standards of Rule 16b-3 of the Rules and Regulations under the Exchange Act, or any similar successor rule, appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan, or the Board of Directors as a whole, and (ii) with respect to administration of the Plan regarding all other Participants, such committee or the Board of Directors of the Company, as described in clause (i), or such other committee or entity appointed by the Board of Directors of the Company to perform any of the functions and duties of the Committee under the Plan.

(c) “Common Shares” shall mean the Common Shares, par value $.01 per share, of the Company.

(d) “Company” shall mean Somanetics Corporation, a Michigan corporation, or any successor thereof.

(e) “Discretion” shall mean the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat any key employee, director, consultant or advisor in a manner consistent with the treatment afforded other key employees, directors, consultants or advisors with respect to the Plan or otherwise.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(g) “Incentive Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan and also is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code.

(h) “Nonqualified Option” shall mean an option to purchase Common Shares which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an incentive stock option within the meaning of the Code.

(i) “Participant” shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

(j) “Plan” shall mean this Somanetics Corporation 1997 Stock Option Plan.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(l) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of outstanding voting equity interests.

      2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers), directors, consultants and advisors of the Company and its Subsidiaries (collectively, “key employees”) with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of key employees, directors, consultants and advisors with the interests of the shareholders of the Company, and to facilitate attracting and retaining key employees, directors, consultants and advisors of exceptional ability.

      3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock to be optioned to each such person, the time such options shall be granted and the terms and conditions of any stock options. Such terms and conditions may, in the Committee’s Discretion, include, without limitation, provisions providing for termination of the option, forfeiture of the gain on any option exercises or both if the Participant competes with the Company or otherwise acts contrary to the Company’s interests, and provisions imposing restrictions, potential forfeiture or both on shares acquired upon exercise of options granted pursuant to this Plan. The Committee may condition any grant on the potential Participant’s agreement to such terms and conditions.

      Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

      4. Indemnification: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option granted hereunder to the full extent provided for under

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the Company’s articles of incorporation or bylaws with respect to indemnification of directors of the Company.

      5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which stock options may be granted under the Plan shall be an aggregate of [1,335,000] [1,660,000] Common Shares, which may consist in whole or in part of authorized and unissued or reacquired Common Shares. Unless the Plan shall have been terminated, shares covered by the unexercised portion of canceled, expired or otherwise terminated options under the Plan shall again be available for option and sale.

      Subject to Paragraph 16, the number and type of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, the aggregate number and type of shares remaining available under the Plan, and the maximum number and type of shares that may be granted to any Participant in any fiscal year of the Company pursuant to Paragraph 6, shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company; provided that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding option.

      6. Participants: The Committee shall determine and designate from time to time, in its Discretion, those key employees (including officers), directors, consultants and advisors of or to the Company or any Subsidiary to whom options are to be granted and who thereby become Participants under the Plan; provided, however, that (a) Incentive Options shall be granted only to employees (as defined in the Code) of the Company or a corporate Subsidiary, to the extent required by Section 422 of the Code, or any successor provision, and (b) no Participant may be granted stock options to purchase more than 200,000 Common Shares in the aggregate in any fiscal year of the Company, subject to any adjustments provided in the final paragraph of Paragraph 5 and in Paragraph 16.

      7. Allotment of Shares: The Committee shall determine and fix the number of Common Shares to be offered to each Participant; provided that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) exceeding $100,000.

      8. Option Price: Subject to the rules set forth in this Paragraph 8, the Committee, in its Discretion, shall establish the option price at the time any option is granted. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the

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Company or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted. With respect to a Nonqualified Option, the option price shall be not less than the par value, if any, of the Common Shares. Fair market value of a share shall be determined by the Committee and may be determined by using the closing sale price of the Company’s stock on any exchange or other market on which the Common Shares shall be traded on such date, or if there is no sale on such date, on the next following date on which there is a sale, or the average of the closing bid and asked prices in any market or quotation system in which the Common Shares shall be listed or traded on such date. The option price will be subject to adjustment in accordance with the provisions of Paragraphs 5 and 16 of the Plan.

      9. Granting and Exercise of Options: The granting of options under the Plan shall be effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee. Such instruments shall constitute binding contracts between the Company and the Participant.

      Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

      Subject to the terms of the Plan, each option granted under the Plan shall be exercisable at any such time or times or in any such installments as may be determined by the Committee in its Discretion; provided that the aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its parent and Subsidiary corporations) shall not exceed $100,000. Except as provided in Paragraph 13, options may be exercised only while the Participant is an employee, director, consultant or advisor of the Company or a Subsidiary.

      Notwithstanding any other term or provision of this Plan, but subject to the requirements of the Code with respect to Incentive Options that are intended to remain Incentive Options, in connection with a Participant ceasing to be an employee of the Company or a Subsidiary for any reason, the stock option agreement may provide for the acceleration of, or the Committee may accelerate, in its Discretion (exercised at the date of the grant of the stock option or after the date of grant), in whole or in part, the time or times or installments with respect to which any option granted under this Plan shall be exercisable in connection with termination of a Participant’s employment with the Company or a Subsidiary, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion.

      Successive stock options may be granted to the same Participant, whether or not the option or options previously granted to such Participant remain unexercised. A Participant may exercise any option granted under the Plan, if then exercisable, notwithstanding that options granted to such Participant prior to the option then being exercised remain unexercised.

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      10. Payment of Option Price: At the time of the exercise in whole or in part of any option granted under this Plan, payment in full in cash, or with the consent of the Committee, in its Discretion, in Common Shares or by a promissory note payable to the order of the Company which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, in its Discretion, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Company retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Company of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Company full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Company under any option until the actual issuance of shares to such Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraphs 5 and 16.

      11. Transferability of Option: Except as otherwise provided in this Paragraph 11, (i) to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Options, or (ii) to the extent determined by the Committee in its Discretion (either by resolution or by a provision in, or amendment to, the option), (a) no option granted under the Plan to a Participant shall be transferable by such Participant otherwise than (1) by will, or (2) by the laws of descent and distribution or, (3) with respect to Nonqualified Options only (unless permitted by Section 422 of the Code or any successor section), pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and (b) such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

      The Committee may, in its Discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to, and the exercise of such option by, (i) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, or (iv) such other persons or entities as determined by the Committee, in its Discretion, on such terms and conditions as the Committee, in its Discretion, may determine; provided that (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Paragraph 11, and (z) subsequent transfers of transferred options shall be prohibited except for transfers the original

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optionee would be permitted to make (if he or she were still the owner of the option) in accordance with this Paragraph 11.

      Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately before transfer, provided that for purposes of Paragraphs 9, 10, 14, 16 and 18 the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Paragraph 13 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified in Paragraph 13. The original optionee shall remain subject to withholding taxes and related requirements upon exercise provided in Paragraph 15. The Company shall have no obligation to provide any notice to any transferee, including, without limitation, notice of any termination of the option as a result of termination of the original optionee’s employment with, or other service to, the Company.

      12. Continuance of Employment; No Right to Continued Employment: The Committee may require, in its Discretion, that any Participant under the Plan to whom an option shall be granted shall agree in writing as a condition of the granting of such option to remain in his or her position as an employee, director, consultant or advisor of the Company or a Subsidiary for a designated minimum period from the date of the granting of such option as shall be fixed by the Committee.

      Nothing contained in the Plan or in any option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment, consultation or other service by or to the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person’s employment, consultation or other service at any time.

      13. Termination of Employment; Expiration of Options: Subject to the other provisions of the Plan, including, without limitation, Paragraphs 9 and 16 and this Paragraph 13, all rights to exercise options shall terminate when a Participant ceases to be an employee, director, consultant or advisor of or to the Company or a Subsidiary for any cause, except that the Committee may, in its Discretion, permit the exercise of all or any portion of the options granted to such Participant

(i) for a period not to exceed three months following such termination with respect to Incentive Options that are intended to remain Incentive Options if such termination is not due to death or permanent disability of the Participant,

(ii) for a period not to exceed one year following termination of employment with respect to Incentive Options that are Intended to remain Incentive Options if termination of employment is due to the death or permanent disability of the Participant, and

(iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or Incentive Options that are not intended to remain Incentive Options,

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all subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such Discretion. In no event, however, shall an option be exercisable after its expiration date, and, unless the Committee in its Discretion determines otherwise (pursuant to Paragraph 9 or Paragraph 16), an option may only be exercised after termination of a Participant’s employment, consultation or other service by or to the Company to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The Committee may evidence the exercise of its Discretion under this Paragraph 13 in any manner it deems appropriate, including by resolution or by a provision in, or amendment to, the option.

      If not sooner terminated, each stock option granted under the Plan shall expire not more than 10 years from the date of the granting thereof; provided that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary, such option shall expire not more than 5 years after the date of granting thereof.

      14. Investment Purpose: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any exercise of any option granted under the Plan or any portion thereof and as a condition to the Company’s obligation to deliver certificates representing the shares subject to exercise, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, representing and warranting that the Participant’s purchase of Common Shares upon exercise thereof shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent sale or offer for sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon exercise of any option granted under the Plan.

      15. Withholding Payments: If upon the exercise of any Nonqualified Option or a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Company or a Subsidiary any amount for income tax withholding, in the Committee’s Discretion, either the Participant shall pay such amount to the Company, or the amount of Common Shares delivered by the Company to the Participant shall be appropriately reduced, to reimburse the Company or such Subsidiary for such payment. The Company or any of its Subsidiaries shall have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Company or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Company may also defer issuance of the stock upon exercise of such option

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until payment by the Participant to the Company of the amount of any such tax. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Shares delivered or deliverable by the Company upon exercise of a stock option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of a stock option to reimburse the Company or such Subsidiary for such income tax withholding, subject to such rules and regulations, if any, as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

      16. Extraordinary Transactions: In case the Company (i) consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or (ii) permits any other corporation or other entity to consolidate with or merge into the Company and the Company is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Shares are changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation or other person or entity, or (iv) dissolves or liquidates, or (v) effects a capital reorganization or reclassification in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other assets with respect to or in exchange for the Common Shares, then, and in each such case, proper provision shall be made so that, each Participant holding a stock option upon the exercise of such option at any time after the consummation of such consolidation, merger, transfer, dissolution, liquidation, reorganization or reclassification (each transaction, for purposes of this Paragraph 16, being herein called a “Transaction”), shall be entitled to receive (at the aggregate option price in effect for all Common Shares issuable upon such exercise immediately prior to such consummation and as adjusted to the time of such Transaction), in lieu of Common Shares issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such stock option in full immediately prior thereto (subject to adjustments subsequent to such Transaction provided for in Paragraph 5).

      Notwithstanding anything in the Plan to the contrary, in connection with any Transaction and effective as of a date selected by the Committee, which date shall, in the Committee’s judgment, be far enough in advance of the Transaction to permit Participants holding stock options to exercise their options and participate in the Transaction as a holder of Common Shares, the Committee, acting in its Discretion without the consent of any Participant, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction and which may, if permitted by law, vary among individual Participants): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which specified date all unexercised stock options and all rights of Participants thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Company of outstanding stock options held by such Participants

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(irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Committee, and in such event the Company shall thereupon cancel such stock options and shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate Common Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such shares, less any applicable withholding taxes; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) such that, if a Participant exercised his or her accelerated stock option pursuant to alternative (a) or (b) and participated in the Transaction or received cash pursuant to alternative (c), the alternative would result in the Participant’s owing any money by virtue of the operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall, in its Discretion, take such action to put such Participant in as close to the same position as such Participant would have been in had alternative (a), (b) or (c) been selected but without resulting in any payment by such Participant pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of affected Participants, each with respect to such Participant’s option only, the Committee may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

      17. Effectiveness of Plan: This Plan shall be effective on the date the Board of Directors of the Company adopts this Plan, provided that the shareholders of the Company approve the Plan within 12 months before or after its adoption by the Board of Directors. Options may be granted before shareholder approval of this Plan, but each such option shall be subject to shareholder approval of this Plan. No option granted under this Plan shall be exercisable unless and until this Plan shall have been approved by the Company’s shareholders.

      18. Termination, Duration and Amendments to the Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, the Plan shall terminate on the date ten years after the earlier of its adoption by the Board of Directors or its approval by the shareholders of the Company, and no stock options may be granted under the Plan thereafter. The termination of the Plan shall not affect the validity of any option which is outstanding on the date of termination.

      For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of this Plan or any option agreement under this Plan at any time; provided, however, that (i) to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, and to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Options, no such amendment or revision shall increase the maximum number of shares in the aggregate which are subject to this Plan (subject, however, to the provisions of Paragraphs 5 and 16) without the approval or ratification of the shareholders of the Company, and (ii) no such amendment or revision shall change the option price (except as contemplated by Paragraphs 5 and 16) or alter or impair any option which

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shall have been previously granted under this Plan, in a manner adverse to a Participant, without the consent of such Participant.

      As adopted by the Board of Directors on January 15, 1997, and amended on January 15, 1998, January 21, 1999[,] [and] February 16, [2000 and December 4,] 2000.

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APPENDIX
Audit Committee Charter

The audit committee of Somanetics Corporation shall review and reassess the adequacy of this Charter annually, and the board of directors shall adopt this Charter and any changes to it.

Role and Membership

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the accounting, auditing and reporting practices of the corporation and performs other such duties as directed by the board. The membership of the committee shall consist of at least three directors, each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Each member shall be free of any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and shall meet the definition of “Independent director” as set forth in the Marketplace Rules of The Nasdaq Stock Market. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Committee members shall be appointed by the board and shall serve at the pleasure of the board. The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for presiding over the meetings and reporting to the board of directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer, if any, or, if none, the Controller and Treasurer and the lead independent audit partner. The independent accountants are ultimately accountable to the board of directors and the audit committee, as representatives of shareholders, and these shareholder representatives have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).

Responsibilities

The audit committee’s primary responsibilities include:

•	Recommending to the board the independent accountants to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will ensure that the audit committee receives from the independent accountants a formal

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written statement (including written disclosures and the letter) delineating all relationships between the independent accountants and the corporation, consistent with Independence Standards Board Standard No. 1, actively engage in dialogue with the independent accountants with respect to the independent accountants’ independence and any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and take, or recommend that the full board take, appropriate action to oversee the independence of the independent accountants.

•	Overseeing the independent accountants relationship by discussing with the independent accountants the nature, scope and rigor of the audit process, receiving and reviewing audit reports, and providing the independent accountants full access to the committee (and the board) to report on any and all appropriate matters.

•	Reviewing the audited financial statements and discussing them with management and the independent accountants. These discussions shall include consideration of the quality of the corporation’s accounting principles, policies and practices as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgment areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate, including a discussion with the independent accountants of any other matters required to be discussed by SAS 61. Based on the review and discussions described above, the committee shall recommend to the board whether the audited financial statements should be included in the corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

•	Reviewing with management and the independent accountants the quarterly financial information prior to the corporation’s filing of Form 10-Q. This review may be performed by the committee or its chairperson.

•	Discussing with management and the independent accountants the quality and adequacy of the corporation’s internal controls.

•	Discussing with management the status of pending litigation and other areas of oversight as the committee deems appropriate.

•	Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement.

Adopted: May 30, 2000

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PROXY

SOMANETICS CORPORATION
BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING FEBRUARY 22, 2001
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SOMANETICS CORPORATION

The undersigned hereby appoints Bruce J. Barrett and Mary Ann Victor, and each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the Common Shares, par value $0.01 per share, of the undersigned in Somanetics Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 22, 2001, and at any and all adjournments thereof.

The shares represented by this proxy will be voted in accordance with the specifications made herein. The shares represented by this proxy will be voted for the election of the directors named in Proposal 1 and for Proposals 2, 3 and 4 if no instructions to the contrary are indicated or if no instruction is given.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

Please mark your votes as in this example.

		FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED

1.	Election of Directors

Nominees: Bruce J. Barrett and A. Brean Murray

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

2.	Approval of an amendment to the Somanetics Corporation 1997 Stock Option Plan to increase the number of common shares reserved for issuance pursuant to the exercise of options granted under the 1997 plan by 325,000 shares, from 1,335,000 to 1,660,000 shares.	FOR	AGAINST	ABSTAIN

3.	Approval of (1) our issuance and sale, from time to time, of up to 3,000,000 common shares (including the 714,484 common shares already issued) for a cash price between 86% and 90% of the then current average market price of our common shares in a private placement to Kingsbridge Capital Limited that may not exceed an aggregate of $15 million pursuant to the Private Equity Line Agreement dated March 6, 2000; while the actual number of common shares issuable under this arrangement will depend on the market price of our common shares from time to time and cannot be determined at this time, we will not issue more than an aggregate of 3,000,000 common shares pursuant to this arrangement without obtaining further shareholder approval, (2) our issuance and sale of a warrant to purchase up to 200,000 common shares to Kingsbridge, and (3) our issuance and sale of the common shares subject to the warrant if it is exercised, all pursuant to Nasdaq Rule 4310(c)(25)(H).	FOR	AGAINST	ABSTAIN

4.	Approval of our issuance and sale of warrants to purchase an aggregate of up to 2,500,000 common shares at $3.00 a share to CorRestore LLC and its agent, and our issuance and sale of the common shares subject to the warrants if they are exercised, pursuant to the License Agreement, dated as of June 2, 2000, all pursuant to Nasdaq Rule 4310(c)(25)(H).	FOR	AGAINST	ABSTAIN

5.	In their discretion with respect to any other matters that may properly come before the meeting.

SIGNATURE(S):__________________________________________	DATE:__________________________________________	, 2001

SIGNATURE(S):__________________________________________	DATE:__________________________________________	, 2001

(NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, GUARDIANS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)